                                                                     EXHIBIT 4.3





                      FORM OF SALE AND SERVICING AGREEMENT



                                     among



                   TOYOTA AUTO RECEIVABLES 199_-_ OWNER TRUST
                                   as Issuer,


                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                   as Seller,


                                      and


                        TOYOTA MOTOR CREDIT CORPORATION,
                                  as Servicer





                                 Dated as of o

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                     ARTICLE II

                            CONVEYANCE OF RECEIVABLES

SECTION 2.01  Conveyance of  Receivables  . . . . . . . . . . . . . . . . . .   25
SECTION 2.02  Custody of Receivables Files. . . . . . . . . . . . . . . . . .   27
SECTION 2.03  Acceptance by Owner Trustee.  . . . . . . . . . . . . . . . . .   27

                                   ARTICLE III

                                 THE RECEIVABLES

SECTION 3.01  Representations and Warranties of the Seller
                 with Respect to the Receivables  . . . . . . . . . . . . . .   27
SECTION 3.02  Repurchase upon Breach  . . . . . . . . . . . . . . . . . . . .   31
SECTION 3.03  Duties of Servicer as Custodian . . . . . . . . . . . . . . . .   32
SECTION 3.04  Instructions; Authority To Act  . . . . . . . . . . . . . . . .   33
SECTION 3.05  Custodian's Indemnification . . . . . . . . . . . . . . . . . .   33
SECTION 3.06  Effective Period and Termination  . . . . . . . . . . . . . . .   33

                                    ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.01  Duties of Servicer  . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 4.02  Collection and Allocation of Receivable Payments  . . . . . . .   34
SECTION 4.03  Rebates on Full Prepayments . . . . . . . . . . . . . . . . . .   35
SECTION 4.04  Realization upon Receivables  . . . . . . . . . . . . . . . . .   35
SECTION 4.05  Physical Damage Insurance . . . . . . . . . . . . . . . . . . .   36
SECTION 4.06  Maintenance of Security Interests in Financed Vehicles  . . . .   36
SECTION 4.07  Covenants of Servicer . . . . . . . . . . . . . . . . . . . . .   36
SECTION 4.08  Purchase of Receivables upon Breach . . . . . . . . . . . . . .   36
SECTION 4.09  Servicing Fee and Expenses  . . . . . . . . . . . . . . . . . .   37
SECTION 4.10  Servicer's Certificate  . . . . . . . . . . . . . . . . . . . .   37
SECTION 4.11  Annual Statement as to Compliance; Notice of Default  . . . . .   38

SECTION 4.12  Annual Accountants' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 4.13  Access to Certain Documentation and Information Regarding
SECTION 4.14  Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 4.15  Appointment of Subservicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 4.16  Amendments to Schedule of Receivables.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

                                                           ARTICLE V

                         DISTRIBUTIONS; RESERVE FUND; STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

SECTION 5.01  Establishment of Trust Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 5.02  Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 5.03  Application of Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
SECTION 5.04  Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
SECTION 5.05  Additional Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 5.06  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 5.07  Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 5.08  Yield Maintenance Account.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 5.09  Statements to Certificateholders and Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
SECTION 5.10  Net Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

                                                           ARTICLE VI

                                                           THE SELLER

SECTION 6.01  Representations of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
SECTION 6.02  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 6.03  Liability of Seller; Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 6.04  Merger or Consolidation of, or Assumption of the Obligations of, Seller . . . . . . . . . . . . . . . . . . .   57
SECTION 6.05  Limitation on Liability of Seller and Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 6.06  Seller May Own Certificates or Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

                                                          ARTICLE VII

                                                          THE SERVICER

SECTION 7.01  Representations of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 7.02  Indemnities of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 7.03  Merger or Consolidation of, or Assumption of the Obligations of, Servicer . . . . . . . . . . . . . . . . . .   60
SECTION 7.04  Limitation on Liability of Servicer and Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
SECTION 7.05  TMCC Not To Resign as Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

                                  ARTICLE VIII

                                    DEFAULT

SECTION 8.01  Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 8.02  Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 8.03  Repayment of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 8.04  Notification to Noteholders and Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 8.05  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

                                                           ARTICLE IX

                                                          TERMINATION

SECTION 9.01  Optional Purchase of All Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

                                                           ARTICLE X

                                                         MISCELLANEOUS

SECTION 10.01  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
SECTION 10.02  Protection of Title to Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
SECTION 10.03  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
SECTION 10.04  Assignment by the Seller or the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
SECTION 10.05  Limitations on Rights of Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
SECTION 10.06  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
SECTION 10.07  Separate Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
SECTION 10.08  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
SECTION 10.09  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
SECTION 10.10  Assignment by Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
SECTION 10.11  Nonpetition Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
SECTION 10.12  Limitation of Liability of Owner Trustee and Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . .   70


SCHEDULE A       Schedule of Receivables

EXHIBIT A     Form of Servicer's Certificate

         SALE AND SERVICING AGREEMENT dated as of o, among TOYOTA AUTO RECEIVABLES 199_-_ OWNER TRUST, a [Delaware] business trust (the "Issuer"), TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION, a California corporation ("TMCRC" or the "Seller"), and TOYOTA MOTOR CREDIT CORPORATION, a California corporation ("TMCC" or the "Servicer").

         WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with retail installment sales contracts secured by new or used automobiles and light duty trucks generated by Toyota Motor Credit Corporation in the ordinary course of business and sold to the Seller;

       WHEREAS the Seller is willing to sell such receivables to the Issuer; and

       WHEREAS the Servicer is willing to service such receivables;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

         SECTION 1.01 Definitions. Except as otherwise provided in this Agreement, whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Actual Payment" means, with respect to a Receivable and a Collection Period, all payments received by the Servicer from or for the account of the related Obligor on such Receivable during such Collection Period (and, in the case of the first Collection Period, all payments received by the Servicer from or for the account of such Obligor since the Cutoff Date through the last day of such Collection Period), net of any Supplemental Servicing Fees attributable to such Receivable. Actual Payments do not include Applied Payments Ahead.

         "Actuarial Receivable" means any Receivable which provides for the allocation of payments according to the "actuarial" method.

         "Additional Yield Maintenance Amount" means, with respect to any Distribution Date, the amount by which the Required Yield Maintenance Amount exceeds the Yield Maintenance Amount.

         "Administrative Purchase Payment" means, with respect to a Distribution Date and to (1) an Administrative Receivable which is a Precomputed Receivable purchased by the Seller or the Servicer as of the end of the related Collection Period, (a) the sum of (i) all Scheduled Payments on such Receivable due after the last day of such Collection Period (plus the portion of the Yield Maintenance Amount attributable to such Receivable, if any), (ii) an amount equal to any reimbursement of Outstanding Advances made pursuant to Section 5.04(b) with respect to such Receivable (plus all Outstanding Advances made in respect of such Receivable, in the case of an Administrative Purchase Payment made by the Seller) and (iii) all past due Scheduled Payments for which an Advance has not been made, minus (b) any Rebate and (2) an Administrative Receivable which is a Simple Interest Receivable purchased by the Seller or the Servicer during the related Collection Period, the sum of (a) the unpaid principal balance owed by the Obligor in respect of such Receivable plus (b) interest on such unpaid principal balance at a rate equal to the sum of the [Class B Pass Through Rate] [or specify other rate] and the Servicing Fee Rate to the last day in the related Collection Period.

         "Administration Agreement" means the Administration Agreement dated as of o, among the Administrator, the Issuer and the Indenture Trustee.

         "Administrative Receivable" means a Receivable which the Servicer is required to purchase pursuant to Section 3.02 or 4.08 or which the Seller or the Servicer has elected to purchase pursuant to Section 9.01.

         "Administrator" means TMCC, or any successor Administrator under the Administration Agreement.

         "Advance" means a Precomputed Advance or Simple Interest Advance.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Net Losses" means, with respect to a Collection Period, an amount equal to the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period minus all Net Liquidation Proceeds collected during such Collection Period with respect to Defaulted Receivables.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Net Losses" means, with respect to a Collection Period, an amount equal to the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period minus all Net Liquidation Proceeds collected during such Collection Period with respect to Defaulted Receivables.

         "Agreement" means this Sale and Servicing Agreement among the Toyota Auto Receivables 199_-_ Owner Trust, as Issuer, TMCRC, as seller, and TMCC, as servicer, as the same may be amended or supplemented from time to time.

         "Amount Financed" in respect of a Receivable means the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile and/or light duty truck installment sale contracts.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges specified in such Receivable.

         "Applied Payment Ahead" means, with respect to a Precomputed Receivable and a Collection Period as to which (a) the Actual Payment is less than the Scheduled Payment and (b) a Deferred Prepayment is on deposit in the Payahead Account, an amount equal to the lesser of (i) such Deferred Prepayment and (ii) the amount by which the Scheduled Payment exceeds the Actual Payment.

         "Available Interest" means, with respect to any Distribution Date, the total of the following amounts allocable to interest received by the Servicer on or in respect of the Receivables during the related Collection Period (in the case of the Precomputed Receivables, computed in accordance with the actuarial method and in the case of the Simple Interest Receivables, computed in accordance with the simple interest method): (a) the sum of the interest component of (i) all collections on or in respect of all Receivables other than Defaulted Receivables (including Scheduled Surplus, Prepayment Surplus and the interest portion of Applied Payments Ahead, but otherwise excluding Payments Ahead), (ii) the Yield Maintenance Deposit, (iii) all Net Liquidation Proceeds,
(iv) all Advances made by the Servicer, (v) all Warranty Purchase Payments and
(vi) all Administrative Purchase Payments, less (b) the sum of all (i) amounts received on or in respect of a particular Receivable (other than a Defaulted Receivable) to the extent of the aggregate Outstanding Interest Advances in respect of such Receivable and (ii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of the aggregate Outstanding Interest Advances in respect of such Receivable.

         "Available Principal" means, with respect to any Distribution Date, the total of the following amounts allocable to principal received by the Servicer on or in respect of the Receivables during the related Collection Period (in the case of the Precomputed Receivables, computed in accordance with the actuarial method and in the case of the Simple Interest Receivables, computed in accordance with the simple interest method): (a) the sum of the principal component of all
(i) collections on or in respect of all Receivables other than Defaulted Receivables (including the principal portion of Applied Payments Ahead but otherwise excluding Payments Ahead), (ii) Net Liquidation Proceeds, (iii) Advances made by the Servicer, (iv) Warranty Purchase Payments, and (v) Administrative Purchase Payments, less (b) an amount equal to all (i) amounts received on or in respect of a particular Receivable (other than a Defaulted Receivable) to the extent of the aggregate Outstanding Principal Advances in respect of such Receivable, and (ii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of the aggregate Outstanding Principal Advances in respect of such Receivable.

         "Basic Documents" means the Receivables Purchase Agreement, the Trust Agreement, the Certificate of Trust, this Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Note Depository Agreement, the Certificate Depository Agreement [, the Collateral Security Agreement] and the other documents and certificates delivered in connection herewith and therewith.

         "Basic Servicing Fee" means the fee payable to the Servicer on each Distribution Date, calculated pursuant to Section 4.09, for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the related Collection Period or, with respect to the first Distribution Date, the Original Pool Balance.

         "Book-Entry Certificates" and "Book-Entry Notes" mean, respectively, beneficial interests in Certificates or Notes, as the case may be, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in the Trust Agreement and the Indenture, respectively.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Los Angeles, California are authorized or obligated by law, executive order or governmental decree to be closed.

         "Certificates" has the meaning assigned in the Trust Agreement.

         "Certificate Balance" means the Initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

         "Certificateholders" has the meaning assigned to such term in the Trust Agreement.

         "Certificateholders' Distributable Amount" means, with respect to a Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount with respect to such Distribution Date.

         "Certificateholder Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (x) the Certificateholders' Interest Distributable Amount for such Distribution Date and any outstanding Certificateholders Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Certificateholder Interest Carryover Shortfall, to the extent permitted by law, at the Pass Through Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest distributed to the Certificateholders on such Distribution Date.

         "Certificateholders' Interest Distributable Amount", consisting of one month's interest at the Pass Through Rate on the Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Certificate Balance. "Certificateholders' Principal Distributable Amount"

         "Certificateholder Principal Carryover Shortfall" means, with respect to any Distribution Date occurring (i) after the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero or (ii) in o, will equal the excess of the Certificateholder' Principal Distributable Amount plus any outstanding Certificateholder Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the holders of the Certificateholders actually received on such Distribution Date and, with respect to any other Distribution Date, zero.

         "Certificateholders' Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction, (a) the numerator of which is the Certificate Balance, and (b) the denominator of which is the sum of the Outstanding Amount plus the Certificate Balance, in each case prior to the making of any deposits, withdrawals or distributions on such Distribution Date.

         "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the following items: (a) in the case of Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method, (b) in the case of Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during the related Collection Period, (c) the principal portion of all Prepayments on Simple Interest Receivables and prepayments in full of Precomputed Receivables received during the related Collection Period (to the extent such amounts are not included in clauses (a) and (b) above) and (d) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during the related Collection Period (to the extent such amounts are not included in clauses (a), (b) and (c) above).

         "Certificate Pool Factor" means, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Distribution Date) divided by the Initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

         "Charge-off Rate" means, with respect to a Collection Period, the percentage equivalent of a fraction, the numerator of which is the Aggregate Net Losses for such Collection Period, and the denominator of which is the average of (i) the aggregate Principal Balance on the last day of the Collection Period immediately preceding such Collection Period and (ii) the aggregate Principal Balance on the last day of such Collection Period; such quotient is then multiplied by twelve to arrive at an annualized percentage.

         "Class" means any one of the classes of Notes.

         "Class A-1 Final Scheduled Distribution Date" means the Distribution Date in o.

         "Class A-1 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (x) the Class A-1 Interest Distributable Amount for such Distribution Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest distributed to the Class A-1 Noteholders on such Distribution Date.

         "Class A-1 Interest Distributable Amount" means the amount of interest accrued during the related Collection Period on the outstanding principal amount of the Class A-1 Notes at the Class A-1 Rate as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the initial principal amount of the Class A-1 Notes as of the Closing Date.

         "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Note Register.

          "Class A-1 Principal Carryover Shortfall" means, with respect to any Distribution Date on which the Class A-1 Notes are outstanding, the excess of the Noteholders' Principal Distributable Amount plus any outstanding Class A-1 Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the holders of the Class A-1 Notes actually received on such Distribution Date.

         "Class A-2 Final Scheduled Distribution Date" means the Distribution Date in o.

         "Class A-2 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (x) the Class A-2 Interest Distributable Amount for such Distribution Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest distributed to the Class A-2 Noteholders on such Distribution Date.

         "Class A-2 Interest Distributable Amount" means the amount of interest accrued during the related Collection Period on the outstanding principal amount of the Class A-2 Notes at the Class A-2 Rate as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the initial principal amount of the Class A-2 Notes as of the Closing Date.

         "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Note Register.

         "Class A-2 Principal Carryover Shortfall" means, with respect to any Distribution Date on which the Class A-2 Notes are outstanding, the excess of the Noteholders' Principal Distributable Amount plus any outstanding Class A-2 Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the holders of the Class A-2 Notes actually received on such Distribution Date.

         "Class A-3 Final Scheduled Distribution Date" means the Distribution Date in o.

         "Class A-3 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (x) the Class A-3 Interest Distributable Amount for such Distribution Date and any outstanding Class A-3 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-3 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-3 Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest distributed to the Class A-3 Noteholders on such Distribution Date.

         "Class A-3 Interest Distributable Amount" means the amount of interest accrued during the related Collection Period on the outstanding principal amount of the Class A-3 Notes at the Class A-3 Rate as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the initial principal amount of the Class A-3 Notes as of the Closing Date.

         "Class A-3 Noteholder" means the Person in whose name a Class A-3 Note is registered in the Note Register.

         "Class A-3 Principal Carryover Shortfall" means, with respect to any Distribution Date on which the Class A-3 Notes are outstanding, the excess of the Noteholders' Principal Distributable Amount plus any outstanding Class A-3 Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the holders of the Class A-3 Notes actually received on such Distribution Date.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means o.

         "Code" means the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder..

         ["Collateral Security Agreement" means the Collateral Security Agreement dated o, by and among the Seller, the Servicer, [third party] and the Owner Trustee, as collateral agent, pursuant to which [third party] has conveyed the property and proceeds of the Yield Maintenance Account to the Owner Trustee in trust for the benefit of the Certificateholders as described in Section 5.01(a).]

         "Collection Account" has the meaning assigned to such term in the Trust Agreement.

         "Collection Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the period of time since the Cutoff Date through the end of the calendar month immediately preceding the month in which such first Distribution Date occurs).

         "Commission" means the Securities and Exchange Commission, and any successor thereto.

         "Current Receivable" means each Receivable that is not a Defaulted Receivable or a Liquidated Receivable.

         "Cutoff Date" means o.

         "Dealer" means the dealer of automobile and/or light duty trucks who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to TMCC under an existing agreement between such dealer and TMCC.

         "Dealer Recourse" means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor Dealer.

         "Defaulted Receivable" means a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (i) all or any part of a Scheduled Payment is o or more days past due and the Servicer has not repossessed the related Financed Vehicle, or (ii) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.

         "Definitive Certificates" and "Definitive Notes" shall have the meanings ascribed thereto in the Trust Agreement and the Indenture, respectively.

         "Deferred Prepayment" means, with respect to a Precomputed Receivable and a Collection Period, the aggregate amount, if any, of Payments Ahead remitted to the Servicer in respect of such Receivable during one or more prior Collection Periods and currently held by the Servicer or in the Payahead Account.

         "Delinquency Percentage" means, with respect to a Collection Period, the percentage equivalent of a fraction, the numerator of which is the number of (i) all outstanding Receivables 61 days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, plus
(ii) all repossessed Financed Vehicles that have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (i) above), and the denominator of which is the aggregate number of Current Receivables on the last day of such Collection Period.

         "Delivery" means, when used with respect to the Reserve Fund:

                      (i) with respect to certificated securities, bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery (collectively, "Physical Property"), transfer thereof to the Relevant Trustee or its financial intermediary as defined in Section 8-313(4) of the UCC (a "Financial Intermediary") in accordance with Sections 8-313(1)(a), 8-313(1)(d)(i) or 8-313(1)(g) of the UCC, and evidence that any such Physical Property that is in registrable form has been registered in the name of the Relevant Trustee, its Financial Intermediary, its custodian or its nominee;

                      (ii) with respect to any Reserve Fund property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: (A) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by the Relevant Trustee or by a custodian and issuance to the Relevant Trustee or to such custodian, as the case may be, of a deposit advice or other written confirmation of such book-entry registration, (B) the making by any such custodian of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Relevant Trustee and indicating that such custodian holds such Reserve Fund property solely as agent for the Relevant Trustee, and the making by the Relevant Trustee of entries in its books and records establishing that it holds such Reserve Fund property solely as Relevant Trustee pursuant to
         Section 5.01, and (C) such additional or alternative procedures as may hereafter become necessary to effect complete transfer of ownership of any such Reserve Fund property to the Relevant Trustee, consistent with changes in applicable law or regulations or the interpretation thereof; and

                      (iii) with respect to any Reserve Fund property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (ii) above, registration of the transfer to, and ownership of such Reserve Fund property by, the Relevant Trustee, its Financial Intermediary, its custodian or its nominee by the issuer of such Reserve Fund.

         "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

         "Determination Date" means, with respect to any Distribution Date, the
o calendar day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the next succeeding Business Day.

         "Distribution Date" means, with respect to a Collection Period, the o calendar day of the following calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing o.

         "DTC" means The Depository Trust Company, and its successors.

         "Duff & Phelps" means Duff & Phelps Inc., and its successors.

         "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

         "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee, the Owner Trustee or o so long as it shall be Paying Agent under the Trust Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee, the Owner Trustee or o may be considered an Eligible Institution for the purposes of clause (b) of this definition.

         "Eligible Investments" means, at any time, any one or more of the following obligations and securities:

                      (i) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                      (ii) general obligations of or obligations guaranteed by FNMA or any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico then rated the highest available credit rating of each Rating Agency for such obligations;

                      (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico, so long as at the time of such investment or contractual commitment providing for such investment either the long-term unsecured debt of such corporation has the highest available rating from each Rating Agency for such obligations or the commercial paper or other short-term debt which is then rated has the highest available credit rating of each Rating Agency for such obligations;

                      (iv) certificates of deposit issued by any depository institution or trust company (including the Relevant Trustee) incorporated under the laws of the United States or of any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company is then rated the highest available rating of each Rating Agency for such obligations;

                      (v) certificates of deposit issued by any bank, trust company, savings bank or other savings institution and fully insured by the FDIC;

                      (vi) repurchase obligations held by the Relevant Trustee that are acceptable to such trustee with respect to any security described in clauses (i), (ii) or (vii) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above;

                      (vii) interests in any closed-end management type investment company or investment trust (a) registered under the Investment Company Act, the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company

         Act and (b) acceptable to each Rating Agency (as approved in writing by each Rating Agency) as collateral for securities having ratings equivalent to the rating of the Rated Certificates on the Closing Date;

                      (viii) money market funds, including, without limitation, [the VISTA(SM) Money Market Funds, so long as such funds are rated Aaa by Moody's (so long as Moody's is a Rating Agency) and AAAm by Standard & Poor's (so long as Standard & Poor's is a Rating Agency)], and any other fund for which the Relevant Trustee or an Affiliate of the Relevant Trustee serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, provided that any shares of such funds have a credit rating of at least Aaa by Moody's (so long as Moody's is a Rating Agency) and AAAm by Standard & Poor's (so long as Standard & Poor's is a Rating Agency) and notwithstanding that (i) the Relevant Trustee or an Affiliate of the Relevant Trustee charges and collects fees and expenses from such funds for services rendered, (ii) the Relevant Trustee charges and collects fees and expenses for services rendered pursuant to this Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time. Each of the Seller and the Servicer hereby specifically authorizes the Relevant Trustee or an Affiliate of the Relevant Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses the Trustee may charge and collect for services rendered pursuant to this Agreement and the Relevant Trustee may charge and collect pursuant to the Indenture; and

                      (ix) such other investments acceptable to each Rating Agency (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Rated Certificates by such Rating Agency.

provided that each of the foregoing investments shall mature no later than the Business Day prior to the Distribution Date immediately following the date of purchase (other than in the case of the investment of monies in instruments of which the entity at which the related Account is located is the obligor, which may mature on the related Distribution Date), and shall be required to be held to such maturity.

         Notwithstanding anything to the contrary contained in this definition,
(a) no Eligible Investment may be purchased at a premium, (b) any of the foregoing which constitutes a certificated security shall not be considered a Eligible Investment unless it is registered in the name of the Relevant Trustee in its capacity as Owner Trustee or Indenture Trustee, as the case may be, and
(c) any of the foregoing which constitutes an uncertificated security shall not be considered a Eligible Investment unless (i) it is registered in the name of the Relevant Trustee in its capacity as Owner Trustee or Indenture Trustee, as the case may be, or in the name of its Financial Intermediary; (ii) no notation of the right of the issuer thereof to a Lien thereon is contained in the initial transaction statement therefor sent to the Relevant Trustee; (iii) a Responsible Officer of the Relevant Trustee does not have notice or actual knowledge of (A) any restriction on the transfer thereof imposed by the issuer thereof, or (B) any adverse claim, and no notation of any such restriction or of any specific adverse claim as to which the issuer has a duty under the law of the state in which the Corporate Trust Office (or equivalent office) of the Relevant Trustee is located at the time of registration is contained in the initial transaction statement therefor sent to the Relevant Trustee; and (iv) to a Responsible Officer of the Relevant Trustee's actual knowledge, no creditor has served legal process upon the issuer thereof at its chief executive office in the United States which legal process attempts to place a Lien thereon prior to the registration thereof in the name of the Relevant Trustee.

         For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation, or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Rated Certificates by such Rating Agency.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" shall have the meaning specified in the Indenture.

         "Excess Amounts" means, with respect to any Distribution Date, any excess amounts in the Collection Account with respect to such Distribution Date, after giving effect to the distributions to Noteholders and Certificateholders described Section 5.06(c). Excess Amounts shall include all amounts received upon prepayment in full of Rule of 78s Receivables in excess of the then outstanding principal balances thereof and accrued interest thereon (calculated pursuant to the actuarial method).

         "Excess Payment" means, with respect to a Receivable and a Collection Period, the amount, if any, by which the Actual Payment exceeds the sum of (i) the Scheduled Payment, and (ii) any Overdue Payment.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation, and its successors.

         "FNMA" means the Federal National Mortgage Association, and its successors.

         "Final Scheduled Maturity Date" means the Distribution Date in o.

         "Financed Vehicle" means, with respect to a Receivable, the related automobile or light duty truck, as the case may be, together with all accessions thereto, securing the related Obligor's indebtedness under such Receivable.

         "Financial Intermediary" shall have the meaning specified in the definition of the term "Delivery."

         "Holder" or "Securityholder" means the registered holder of any Certificate or Note as evidenced by the Certificate Register or Note Register except that, solely for the purposes of giving certain consents, waivers, requests or demands pursuant to the Trust Agreement or the Indenture, the interest evidenced by any Certificate or Note registered in the name of TMCRC or TMCC, or any Person actually known to a Responsible Officer of the Owner Trustee or the Indenture Trustee to be controlling, controlled by or under common control with TMCRC or TMCC, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained.

         "Indenture" means the Indenture dated as of o, between the Issuer and the Indenture Trustee.

         "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

         "Independent Director" means a director of the Seller who is not (i) a director, officer or employee of any affiliate of the Seller, (ii) a natural person related to any director or officer of any affiliate of the Seller, (iii) a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Seller, or (iv) a natural person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Seller.

         "Initial Certificate Balance" shall have the meaning set forth in the Trust Agreement.

         "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Insurance Policy" means, with respect to a Receivable, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or similar event relating to the related Financed Vehicle or Obligor.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Issuer" means Toyota Auto Receivables 199_-_ Owner Trust.

         "Lien" means any security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach to a Receivable or any property, as the context may require, by operation of law.

         "Liquidated Receivable" means a Receivable that (i) has been the subject of a Prepayment in full, or (ii) has been paid in full or the final amounts in respect of such payment have been paid with respect to a Defaulted Receivable, regardless of whether all or any part of such payment has been made by the Obligor under such Receivable, the Seller pursuant to this Agreement, the Servicer pursuant to this Agreement or pursuant to the Receivables Purchase Agreement, an insurer pursuant to an Insurance Policy or otherwise.

         "Liquidation Expenses" means, with respect to a Defaulted Receivable, the amount charged by the Servicer, in accordance with its customary servicing procedures, to or for its account for repossessing, refurbishing and disposing of the related Financed Vehicle and other out-of-pocket costs related to such liquidation.

         "Liquidation Proceeds" means, with respect to a Defaulted Receivable, all amounts realized with respect to such Receivable from whatever sources (including, without limitation, proceeds of any Insurance Policy), net of amounts that are required by law or such Receivable to be refunded to the related Obligor.

         "Monthly Payment" means, with respect to any Receivable, the amount of each fixed monthly payment payable to the obligee under such Receivable in accordance with the terms thereof, net of any portion of such monthly payment that represents late payment charges, extension fees or collections allocable to payments to be made by Obligors for payment of insurance premiums, extended service contracts or similar items.

         "Monthly Remittance Conditions" means, collectively, (i) TMCC is the Servicer, (ii) either (a) TMCC's short-term unsecured debt is rated P-1 by Moody's and A-1 by Standard & Poor's (so long as Moody's and Standard & Poor's are Rating Agencies), or (b) certain arrangements are made that are acceptable to the Rating Agencies and (iii) an Event of Default shall not have occurred and be continuing.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Net Liquidation Proceeds" means, with respect to a Defaulted Receivable, Liquidation Proceeds less Liquidation Expenses.

         "Nonrecoverable Advance" means any Outstanding Advance as to which the Servicer determines that any recovery from payments made on or with respect to such Receivable is unlikely.

         "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount with respect to such Distribution Date.

         "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Interest Distributable Amount, the Class A-2 Interest Distributable Amount and the Class A-3 Interest Distributable Amount.

         "Noteholders' Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction, (a) the numerator of which is the Outstanding Amount, and (b) the denominator of which is the sum of the Outstanding Amount plus the Certificate Balance, in each case prior to the making of any deposits, withdrawals or distributions on such Distribution Date.

         "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the following items: (a) in the case of Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method, (b) in the case of Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during the related Collection Period, (c) the principal portion of all Prepayments on Simple Interest Receivables and prepayments in full of Precomputed Receivables received during the related Collection Period (to the extent such amounts are not included in clauses (a) and (b) above) and (d) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during the related Collection Period (to the extent such amounts are not included in clauses (a), (b) and (c) above).

         "Note Pool Factor" means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Distribution Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor will be
1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of such Class of Notes.

         "Obligor" on a Receivable means the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

         "Officers' Certificate" means a certificate signed by (a) the chairman of the board, the president, any executive vice president or any vice president and (b) a treasurer, assistant treasurer, secretary or assistant secretary of the Issuer, the Seller or the Servicer, as the case may be.

         "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise provided herein, be an employee of or counsel to the Issuer, the Seller or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as the case may be.

         "Optional Purchase Percentage" means 10.00%.

         "Outstanding Advances" means, with respect to a Receivable and the last day of a Collection Period, the sum of all Advances made as of or prior to such date, minus all payments or collections as of or prior to such date which are specified in Section 5.04(b) as applied to reimburse all unpaid Advances with respect to such Receivable.

         "Outstanding Amount" means the aggregate principal amount of all Notes, or, if indicated by the context, all Notes of any Class, outstanding at the date of determination.

         "Outstanding Interest Advances" means, as of the last day of a Collection Period with respect to a Receivable, the portion of Outstanding Advances allocable to interest.

         "Outstanding Principal Advances" means, as of the last day of a Collection Period with respect to a Receivable, the portion of Outstanding Advances allocable to principal.

         "Overdue Payment" means, with respect to any Receivable (other than an Administrative Receivable or a Warranty Receivable), payments made by or on behalf of the Obligor which are not Supplemental Servicing Fees and therefor shall be applied first to reimburse the Servicer for Outstanding Advances made with respect to such Receivable pursuant to Section 5.03(a).

         "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

         "Owner Trustee" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

         "Pass Through Rate" means o% per annum.

         "Payahead" on a Receivable that is a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 5.03 with respect to such Receivable.

         "Payahead Account" means the account or accounts designated as such and established and maintained pursuant to Section 5.01.

         "Payment Ahead" means, with respect to a Precomputed Receivable and a Collection Period, any Excess Payment (not representing prepayment in full of such Precomputed Receivable) which the Servicer, in accordance with its customary servicing practices, will apply towards the payment of Scheduled Payments in one or more future Collection Periods.

         "Person" means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Property" shall have the meaning specified in the definition of the term "Delivery."

         "Pool Balance" means, as of any date, the aggregate Principal Balance of the Receivables (exclusive of all Administrative Receivables for which the Servicer has paid the Administrative Purchase Payment, Warranty Receivables for which the Seller has paid the Warranty Purchase Payment and Defaulted Receivables) as of the close of business on such date.

         "Pool Factor" as of any Distribution Date, means a seven-digit decimal figure equal to the Pool Balance as of such Distribution Date divided by the Original Pool Balance.

         "Precomputed Advance" means an advance in respect of principal or interest on a Precomputed Receivable in the amount determined as set forth in Section o.

         "Precomputed Receivable" means any Actuarial Receivable or Rule of 78s Receivable.

         "Prepayment" means (i) with respect to any Precomputed Receivable, any Excess Payment other than a Payment Ahead or (ii) with respect to any Simple Interest Receivable, any prepayment, whether in part or in full, in respect of such Simple Interest Receivable.

         "Prepayment Surplus" means, with respect to any Distribution Date on which a Prepayment is to be applied with respect to a Precomputed Receivable, that portion of such Prepayment which is not attributable to principal in accordance with the actuarial method, net of one month's interest at the [Class A-3 Rate][Pass Through Rate][specify other rate] on the Principal Balance of such Receivable as of the first day of the related Collection Period.

         "Principal Balance" means, with respect to any Receivable as of any date, the Amount Financed minus the sum of the following amounts: (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal, and
(iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable.

         "Purchase Price" means $o.

         "Rating Agency" means each of Moody's and Standard & Poor's.

         "Rebate" means, with respect to a Precomputed Receivable and any date, the rebate, calculated on an actuarial basis, under such Precomputed Receivable that is or would be payable to the related Obligor for unearned finance charges or any other charges subject to rebate if such Obligor were to prepay such Receivable in full on such date.

         "Receivable" means any retail installment sale contract executed by an Obligor in respect of a Financed Vehicle, and all proceeds thereof and payments thereunder, which Receivable shall be identified in the Schedule of Receivables.

         "Receivable File" means the documents specified in Section 2.02 pertaining to a particular Receivable.

         "Receivables Purchase Agreement" means that certain Receivables Purchase Agreement, dated as of the Cutoff Date, between the Seller and TMCC.

         "Record Date" means, with respect to the Notes of any Class or the Certificates and each Distribution Date, the calendar day immediately preceding such Distribution Date or, if Definitive Notes representing any Class of Notes or Definitive Certificates representing the Certificates have been issued, the last day of the month immediately preceding the month in which such Distribution Date occurs. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections, and (ii) all distributions to any party under this Agreement, the Indenture and the Trust Agreement or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

         "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

         "Released Administrative Amount" means, with respect to a Distribution Date and to an Administrative Receivable, the Deferred Prepayment, if any, for such Administrative Receivable.

         "Released Warranty Amount" means, with respect to a Distribution Date and to a Warranty Receivable, the Deferred Prepayment, if any, for such Warranty Receivable.

         "Relevant Trustee" means (i) with respect to the control over or appropriate designation denoting ownership or control over any property comprising a portion of the Owner Trust Estate (as defined in the Trust Agreement) that either is not conveyed or pledged to the Indenture Trustee for the benefit of the Noteholders and Certificateholders pursuant to the Granting Clause of the Indenture or that has been released from the lien of the Indenture, the Owner Trustee, and (ii) with respect to any property comprising a portion of the Trust Estate (as defined in the Indenture) that has not been released from the lien of the Indenture, the Indenture Trustee; provided, however, that with respect to any property that is under the joint or separate control of a co-trustee or separate trustee under the Trust Agreement or the Indenture, respectively, "Relevant Trustee" shall refer to either or both of the Owner Trustee and such co-trustee or separate trustee or to either or both of the Indenture Trustee and such co-trustee or separate trustee, as the case may be.

         "Required Rate" means, with respect to each Collection Period, [the sum of the Servicing Fee Rate and the [Class A-3 Rate][B Pass Through Rate][other rate]][or specify other rate].

         "Required Rating" means a rating of Prime-1 by Moody's and A-1+ by Standard & Poor's.

         "Required Yield Maintenance Amount" means, with respect to any Distribution Date, an amount equal to [the aggregate amount by which (i) the aggregate amount of interest that would accrue on the Principal Balance of each Receivable that is an asset of the Trust Estate (as defined in the Indenture) or the Owner Trust Estate (as defined in the Trust Agreement), as the case may be, for the period commencing on the last day of the related Collection Period and ending on the last day of the Collection Period during which such Receivable is scheduled to mature if such Receivable bore interest at the Required Rate (assuming that all subsequent payments on such Receivable are made as scheduled and no prepayments are made in respect thereof) exceeds (ii) the aggregate amount of interest that would accrue thereon for the same period at the related APR][or specify other formula][specify discounting factors].

         "Reserve Fund" means the account designated as such, established and maintained pursuant to Section 5.01.

         "Reserve Fund Initial Deposit" means $o.

         "Responsible Officer" means, when used with respect to the Owner Trustee or the Indenture Trustee, any officer within the Corporate Trust Office (or equivalent office) of such trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of such trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with such particular subject.

         "Rule of 78s Receivable" means any Receivable which provides for the allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method.

         "Schedule of Receivables" means the schedule of receivables attached as Schedule A to this Agreement, as it may be amended from time to time.

         "Scheduled Payment" means, with respect to any Distribution Date and to a Receivable, the payment set forth in such Receivable as due from the Obligor in the related Collection Period;

provided, however, that in the case of the first Collection Period, the Scheduled Payment shall include all such payments due from the Obligor on or after the Cutoff Date.

         "Scheduled Surplus" means, with respect to any Distribution Date for any Receivable having an APR which exceeds the sum of the [Required Rate][Class A-3 Rate][Pass Through Rate][specify other rate], the product of (i) the interest portion of the related Scheduled Payment (in the case of any Precomputed Receivable, determined in accordance with the actuarial method), and (ii) the remainder of (a) one minus (b) a fraction, the numerator of which equals the sum of the [Required Rate][Class A-3 Rate][Pass Through Rate][specify other rate] and the denominator of which equals such APR.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" means TMCRC, and its successors in interest to the extent permitted hereunder.

         "Servicer" means TMCC, as the servicer of the Receivables, and each successor to TMCC (in the same capacity) pursuant to Section 7.03 or 8.02.

         "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.10, substantially in the form attached hereto as Exhibit A.

         "Servicer Default" means an event specified in Section 8.01.

         "Servicing Fee Rate" means o% per annum.

         "Simple Interest Advance" means an advance in respect of interest on any Simple Interest Receivable in the amount determined as set forth in Section o.

         "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

         "Simple Interest Receivable" means any Receivable which provides for the allocation of payments according to the simple interest method.

         "Specified Reserve Fund Balance" means with respect to any Distribution Date, an amount equal to [o% of the sum of the Outstanding Amount and the Certificate Balance (in each case, after giving effect to distributions of principal to be made on such Distribution Date), except that, if on any Distribution Date (i) the average of the Charge-off Rates for the preceding three Collection Periods exceeds o% or (ii) the average of the Delinquency Percentages for the preceding three Collection Periods exceeds o%, then the Specified Reserve Fund Balance for such Distribution Date will be an amount equal to o% of such sum (after giving effect to such principal distributions). Finally, on any Distribution Date on which the sum of the Outstanding Amount and the Certificate Balance is $o or less (in each case, after giving effect to distributions of principal on such Distribution
Date), the Specified Reserve Fund Balance for the immediately succeeding Distribution Date will be the greater of the applicable amount determined as set forth above or $o; provided, however, that the Specified Reserve Fund Balance shall in no event be greater than the sum of the Outstanding Amount and the Certificate Balance as of such Distribution Date (in each case, after giving effect to distributions of principal on such Distribution Date)][or specify other formula].

         "Standard & Poor's" means Standard & Poor's Ratings Services, and its successors.

         "Successor Servicer" means any entity appointed as a successor to the Servicer pursuant to Section 8.03.

         "Supplemental Servicing Fee" means, with respect to any Distribution Date, all late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables received by the Servicer during the related Collection Period.

         "TMCC" means Toyota Motor Credit Corporation, and its successors and assigns.

         "TMCRC" means Toyota Motor Credit Receivables Corporation, a California corporation, or its successors.

         "Total Distribution Amount" means, for each Distribution Date and the related Reconciliation Determination Date, the sum of the applicable Interest Distribution Amount and the applicable Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

         "Total Servicing Fee" means the sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

         "Trust" means the Issuer.

         "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Fund Initial Deposit, and all proceeds of the foregoing.

         "Trust Accounts" means the Collection Account, the Payahead Account, the Yield Maintenance Account and the Reserve Fund.

          "Trust Agreement" means the Trust Agreement dated as of o, among the Seller and the Owner Trustee.

         "Trust Officer" means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

         "Trustee's Certificate" means a certificate completed and executed by a Responsible Officer pursuant to Section 9.02 or 9.03, substantially in the form attached hereto as Exhibit B.

         "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction.

         "United States" means the United States of America.

         "Vice President" of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title "Vice President", who is a duly elected officer of such Person.

         "Voting Interests" means the aggregate voting strength evidenced by the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes (or the Notes collectively, as the case may be) or the Certificates, as the case may be; provided, however, that where the Voting Interests are relevant in determining whether the vote of the requisite percentage of Noteholders and/or Certificateholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Voting Interests shall be deemed to be reduced by the amount equal to the Voting Interests (without giving effect to this provision) represented by the interests evidenced by any Note or Certificate registered in the name of the Seller, the Servicer or any Person actually known to a Responsible Officer of the Owner Trustee or Indenture Trustee, as the case may be, to be controlling, controlled by or under common control with the Seller or the Servicer or any of their Affiliates.

         "Warranty Purchase Payment" means, with respect to a Distribution Date and to (1) a Warranty Receivable which is a Precomputed Receivable repurchased by the Seller as of the end of the related Collection Period, (a) the sum of
(i) all Scheduled Payments on such Receivable due after the last day of such Collection Period (plus the portion of the Yield Maintenance Amount attributable to such Receivable, if any), (ii) all past due Scheduled Payments for which an Advance has not been made, (iii) an amount equal to any reimbursement of Outstanding Advances made pursuant to Section 5.04(b) with respect to such Receivable and (iv) all Outstanding Advances made in respect of such Receivable, minus (b) the sum of (i) any Rebate and (ii) any other proceeds in respect of such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable on such Distribution Date), and (2) a Warranty Receivable which is a Simple Interest Receivable repurchased by the Seller as of the end of the related Collection Period, the sum of (a) the unpaid principal balance owed by the Obligor in respect of such Receivable plus
(b) interest on such unpaid principal balance at a rate equal to the sum of [the Class B Pass Through Rate][or specify other rate] and the Servicing Fee Rate to the last day in the related Collection Period.

         "Warranty Receivable" means a Receivable which the Seller is required to repurchase pursuant to Section 4.08.

         "Yield Maintenance Account" means the segregated trust account established and maintained for the benefit of the Certificateholders as a reserve fund pursuant to Section 5.01(a).

         "Yield Maintenance Agreement" means the Yield Maintenance Agreement dated o, among the Servicer, the Seller [, third party] and the Issuer, pursuant to which Additional Yield Maintenance Amounts are to be deposited in the Yield Maintenance Account on each Distribution Date.

         "Yield Maintenance Amount" means, with respect to any Distribution Date, the aggregate amount on Deposit in the Yield Maintenance Account after giving effect to the withdrawal therefrom of the related Yield Maintenance Deposit and without regard to any amounts on deposit therein in respect of interest or investment earnings earned on the investment of amounts on deposit therein in Eligible Investments for any period.

         "Yield Maintenance Account Initial Deposit" means an amount equal to [the aggregate amount by which (i) the aggregate amount of interest that would accrue on the Principal Balance of each Receivable that is an asset of the Trust Estate (as defined in the Indenture) or, following the termination of the Indenture or other release of the Trust Estate from the lien thereof, the Owner Trust Estate (as defined in the Trust Agreement), for the period commencing on the last day of the first Collection Period and ending on the last day of the Collection Period during which such Receivable is scheduled to mature if such Receivable bore interest at the Required Rate (assuming that all subsequent payments on such Receivable are made as scheduled and no prepayments are made in respect thereof) exceeds (ii) the aggregate amount of interest that would accrue thereon for the same period at the related APR][or specify other formula][specify discounting factors].

         "Yield Maintenance Deposit" means, with respect to any Distribution Date, the amount by which (i) the aggregate amount of interest that would have been due during the related Collection Period on all Receivables that have APRs less than the Required Rate if such Receivables bore interest at the Required Rate exceeds (ii) the amount of interest accrued on such receivables at their respective APRs and due during such Collection Period.

         SECTION 1.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

                                   ARTICLE II

                           Conveyance of Receivables

         SECTION 2.01 Conveyance of Receivables. (a) Upon the execution of this Agreement by the parties hereto, the Seller, pursuant to the mutually agreed upon terms contained in this Agreement, shall sell, transfer, assign and otherwise convey to the Owner Trustee on behalf of the Issuer, without recourse (but subject to the Seller's obligations in this Agreement), all of its right, title and interest in and to the Receivables and any proceeds related thereto, including any Dealer Recourse and such other items as shall be specified in this Agreement. Concurrently therewith and in exchange therefor, the Issuer shall pay to, or to the order of, the Seller the Purchase Price.

         (b) In consideration of the Purchase Price and other good and valuable consideration to be deliver to the Seller hereunder, on behalf of the Issuer, the Seller does hereby sell, transfer, assign and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, without recourse (subject to the Seller's obligations herein):

                      (i) all right, title and interest of the Seller in and to the Receivables and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 2.05 or 10.02 or the purchase of Receivables by the Servicer pursuant to Section 3.08 or 10.02) on or after the Cutoff Date;

                      (ii) the interest of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any accessions thereto;

                      (iii) the interest of the Seller in any proceeds of any physical damage insurance policies covering Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to the Receivables or the Obligors;

                      (iv)        the interest of the Seller in any Dealer
         Recourse;

                      (v) the interest of the Seller under the Receivables Purchase Agreement;

                      (vi) the right of the Seller to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Trustee;

                      (vii)       all other assets comprising the Trust; and

                      (viii)      all proceeds of the foregoing.

         (c) It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables from the Seller to the Issuer and the beneficial interest in and title to the Receivables shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller agrees to execute and file all filings (including filings under the UCC) necessary in any jurisdiction to provide third parties with notice of the sale of the Receivables pursuant to this Agreement and to perfect such sale under the UCC.

         (d) Although the parties hereto intend that the transfer and assignment contemplated by this Agreement be a sale, in the event such transfer and assignment is deemed to be other than a sale, the parties intend that all filings described in the foregoing paragraph shall give the Owner Trustee on behalf of the Issuer a first priority perfected security interest in, to and under the Receivables, and other property conveyed hereunder and all proceeds of any of the foregoing. This Agreement shall be deemed to be the grant of a security interest from the Seller to the Owner Trustee on behalf of the Issuer, and the Owner Trustee on behalf of the Issuer shall have all the rights, powers and privileges of a secured party under the UCC.

         (e) In connection with the foregoing conveyance, the Servicer shall maintain its computer system so that, from and after the time of sale of the Receivables to the Owner Trustee on behalf of the Issuer under this Agreement, the Servicer's master computer records (including any back-up archives) that refer to any Receivable indicate clearly the interest of the Issuer in such Receivables and that the Receivable is owned by the Issuer and controlled by the Owner Trustee on behalf of the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full, repurchased or assigned pursuant to this Agreement.

         (f) Ownership and control of the receivables, as between the Issuer, the Owner Trustee and the Indenture Trustee (on behalf of the Noteholders and Certificateholders) shall be governed by the Indenture.

         SECTION 2.02 Custody of Receivables Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Owner Trustee on behalf of the Issuer, upon the execution and delivery of this Agreement, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Issuer as custodian of the following documents or instruments which are hereby constructively delivered to the Owner Trustee with respect to each Receivable:

                 (a)      the fully executed original of the Receivable;

                 (b)      documents evidencing or related to any Insurance
         Policy;

                 (c) the original credit application of each Obligor, fully executed by such Obligor on TMCC's customary form, or on a form approved by TMCC, for such application;

                 (d) the original certificate of title (or evidence that such certificate of title has been applied for) or such documents that the Servicer shall keep on file, in accordance with TMCC's customary procedures, evidencing the security interest in the related Financed Vehicle; and

                 (e) any and all other documents that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Obligor or Financed Vehicle.

         SECTION 2.03 Acceptance by Owner Trustee. The Owner Trustee hereby acknowledges its acceptance, on behalf of the Issuer, pursuant to this Agreement, of all right, title and interest in and to the Receivables conveyed by the Seller pursuant to this Agreement and declares and shall declare from and after the date hereof that the Trustee holds and shall hold such right, title and interest, upon the terms and conditions set forth in this Agreement.


                                  ARTICLE III

                                The Receivables

         SECTION 3.01 Representations and Warranties of the Seller with Respect to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables, if any, and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                 (a) Characteristics of Receivables. Each Receivable (i) shall have been originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by TMCC from such Dealer under an existing agreement with TMCC and shall have been validly assigned by such Dealer to TMCC in accordance with the terms of such agreement and shall have been subsequently sold by

         TMCC to the Seller pursuant to the Receivables Purchase Agreement,
         (ii) shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of TMCC in the related Financed Vehicle, which security interest has been assigned by TMCC to the Seller and shall be assignable, and shall be so assigned, by the Seller to the Owner Trustee hereby, (iii) shall, except as otherwise provided in this Agreement, provide for level Monthly Payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and provide for a finance charge or yield interest at its APR, in either case calculated based on the Rule of 78s, the simple interest method or the actuarial method, (iv) shall contain customary and enforceable provisions, such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security and (v) shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest in an amount calculated by using an interest rate at least equal to its APR.

                 (b) Schedule of Receivables. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures adverse to the Securityholders shall have been utilized in selecting the Receivables from those automobile and light duty truck receivables of TMCC which met the selection criteria set forth in this Section and this Agreement.

                 (c) Compliance with Law. Each Receivable and each sale of the related Financed Vehicle shall have complied at the time it was originated or made, and shall comply at the time of execution of this Agreement, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z (to the extent applicable), state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws.

                 (d) Binding Obligation. Each Receivable shall constitute the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                 (e) No Bankrupt Obligors. None of the Receivables shall be due, to the best knowledge of the Seller, from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or is insolvent.

                 (f) No Government Obligors. None of the Receivables shall be due from the United States or any state, or from any agency, department or instrumentality of the United States or any state or local government.

                 (g) Employee Obligors. None of the Receivables shall be due from any employee of the Seller, TMCC or any of their respective affiliates.

                 (h) Security Interest in Financed Vehicles. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of TMCC as secured party or all necessary and appropriate action with respect to such Receivable shall have been taken to perfect a first priority security interest in such Financed Vehicle in favor of TMCC as secured party.

                 (i) Receivables in Force. No Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released in whole or in part from the lien granted by the related Receivable.

                 (j) No Waivers. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

                 (k) No Amendments. No Receivable shall have been amended or modified in such a manner that the total number of Scheduled Payments has been increased or that the related Amount Financed has been increased or that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

                 (l) No Defenses. No facts shall be known to the Seller which would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

                 (m) No Liens. To the knowledge of the Seller, no liens or claims shall have been filed, including liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable.

                 (n) No Default; No Repossession. Except for payment defaults that, as of the Cutoff Date, have been continuing for a period of not more than o days, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall have occurred as of the Cutoff Date; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall have arisen; the Seller shall not have waived any of the foregoing; and no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date.

                 (o) Insurance. At the time of origination of each Receivable, each Obligor was required under the terms of such Receivable to obtain and maintain physical damage insurance covering the related Financed Vehicle.

                 (p) Good Title. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer, and no provision of a Receivable shall have been waived, except as provided in clause (j) above; immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC.

                 (q) Lawful Assignment. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to a transfer of the related certificate of title shall be unlawful, void or voidable.

                 (r) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to provide third parties with notice of the transfer and assignment herein contemplated, to perfect the sale of the Receivables from the Seller to the Owner Trustee and to give the Owner Trustee on behalf of the Issuer a first priority perfected security interest in the Receivables shall have been made.

                 (s) One Original. There shall be only one original executed copy of each Receivable.

                 (t) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

                 (u) Maturity of Receivables. Each Receivable shall have an original maturity of not less than o months nor greater than o months and, as of the Cutoff Date, a remaining maturity of not less than o months nor greater than o months.

                 (v) Finance Charge. Each Receivable provides for an APR equal to or greater than o% and equal to or less than o%.

                 (w) Principal Balance. Each Receivable had an original principal balance of not less than $o nor more than $o and an unpaid principal balance, as of the Cutoff Date, of not less than $o nor more than $o.

                 (x) No Overdue Payments. No Receivable shall have a Scheduled Payment that is more than o days past due as of the Cutoff Date.

                 (y) Location of Receivable Files. Each Receivable File shall be kept at one of the locations listed in the Schedule of Receivables or at such other office as shall be specified to the Owner Trustee by 30 days' prior written notice.

                 (z) Payments on the Receivables. Each Receivable shall provide for level monthly payments that fully amortize the Amount Financed by maturity, except that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment.

                 (aa) Origination Date. Each Receivable was originated on or before o.

                 (bb) No Special Financing. No Receivable was originated under a special financing program.

                 (cc) No Force-Placed Insurance. No Financed Vehicle was subject to force-placed insurance as of the Cutoff Date.

         SECTION 3.02 Repurchase upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to
Section 3.01 or 6.01 that materially and adversely affects the interests of any Securityholders in any Receivable. As of the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of such breach (or, at the Seller's election, the last day of the first Collection Period following the Collection Period in which it discovers or receives notice of such breach), the Seller shall, unless such breach shall have been cured in all material respects, repurchase such Receivable and, if necessary, the Seller shall enforce the obligation of TMCC under the Receivables Purchase Agreement to repurchase such Receivable from the Seller. This repurchase obligation shall obtain for all representations and warranties of the Seller contained in this Agreement whether or not the Seller has knowledge of the breach at the time of the breach or at the time the representations and warranties were made. In consideration of the repurchase of any such Receivable, on the Business Day immediately preceding the related Distribution Date, the Seller shall remit the Warranty Purchase Payment of such Receivable to the Collection Account in the manner specified in Section 5.05 and shall be entitled to receive the Released Warranty Amount. In the event that any Liens or claims shall have been filed, including Liens for work, labor or materials relating to a Financed Vehicle, that shall be prior to, or equal or coordinate with, the lien granted by the related Receivable, which Liens or claims shall not have been satisfied or otherwise released in full as of the Closing Date, and such breach materially and adversely affects the interests of the Issuer in such Receivable, the Seller shall repurchase such Receivable on the terms and in the manner specified above. The sole remedy of the Owner Trustee, the Issuer, the Indenture Trustee (by operation of the assignment of the Owner Trustee's rights hereunder pursuant to the Indenture) or any Securityholder with respect to a breach of the Seller's representations and warranties pursuant to this Agreement or with respect to the existence of any such Liens or claims shall be to require the Seller to repurchase the related Receivable pursuant to this Section and to enforce TMCC's obligation to the Seller to repurchase such Receivables pursuant to the Receivables Purchase Agreement. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

         SECTION 3.03  Duties of Servicer as Custodian.

                 (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer, the Owner Trustee or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee of the Receivable Files.

                 (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

                 (c) Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

         SECTION 3.04 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Owner Trustee or Indenture Trustee.

         SECTION 3.05 Custodian's Indemnification. The Servicer as custodian shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against any of them as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

         SECTION 3.06 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the date hereof, and shall continue in full force and effect until terminated pursuant to this Section. If TMCC shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian shall be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes (but excluding for purposes of such calculation and action all Securities held or beneficially owned by TMCC, TMCRC or any of their affiliates) or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee or by Certificateholders evidencing not less than 25% of the Certificate Balance (but excluding for purposes of such calculation and action all Securities held or beneficially owned by TMCC, TMCRC or any of their affiliates), in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under
Section 8.01. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Relevant Trustee or the agent thereof at such place or places as the Relevant Trustee may reasonably designate.

                                   ARTICLE IV

                  Administration and Servicing of Receivables

         SECTION 4.01 Duties of Servicer. The Servicer, for the benefit of the Issuer and the Securityholders (to the extent provided herein), shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment information to Obligors, reporting tax information to Obligors in accordance with its customary practices, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and making Advances and performing the other duties specified herein. The Servicer shall follow its standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.

         Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a Defaulted Receivable. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer shall thereupon be deemed to have automatically assigned to the Servicer, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other property conveyed to the Issuer hereby with respect to such Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant and the Servicer is authorized and empowered by the Trustee to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 4.02 Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall be authorized to grant extensions, rebates or adjustments on a Receivable in accordance with the customary servicing standards of the Servicer without the prior consent of the Owner Trustee, Indenture Trustee or any Securityholder; provided, however, that if, as a result of any change in the related APR, increase in the total number of Scheduled Payments, extension of payments such that the Receivable will be outstanding later than the Final Scheduled Maturity Date, or other modification of the terms of a Receivable, the amount of any Scheduled Payment due in a subsequent Collection Period is reduced, the Servicer shall be obligated to either repurchase such Receivable pursuant to Section 4.08 or to make an Advance in respect of such Receivable in each subsequent Collection period equal to the amount by which such Scheduled Payment has been reduced. In addition, in the event that any such rescheduling or extension of a Receivable modifies the terms of such Receivable in such a manner as to release the security interest in the related Financed Vehicle or constitute a cancellation of such Receivable and the creation of a new automobile and/or light duty truck receivable, the Servicer shall purchase such Receivable pursuant to Section 4.08, and the receivable created shall not be included in the Issuer. The Servicer may, in accordance with its customary servicing procedures, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.

         SECTION 4.03 Rebates on Full Prepayments. In the event that the amount of a full Prepayment by an Obligor under a Precomputed Receivable, after adjustment for the applicable Rebate, is less than the amount that would be payable under the actuarial method if a full Prepayment were made at the end of the billing month under such Precomputed Receivable, either because the Rebate calculated under the terms of such Precomputed Receivable is greater than the amount calculable under the actuarial method or because the Servicer's customary servicing procedure is to credit a greater Rebate, the Servicer, as part of its servicing duties, shall remit such difference by deposit into the Collection Account pursuant to Section 5.05.

         SECTION 4.04 Realization upon Receivables. On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess to repossess or otherwise comparably convert the ownership of any Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by the Financed Vehicle (and shall specify such Receivables to the Relevant Trustee no later than the Determination Date following the end of the Collection Period in which the Servicer shall have made such determination). The Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of automobile and light duty truck receivables, which practices and procedures may include reasonable efforts to realize upon any Dealer Recourse, selling the related Financed Vehicle at public or private sale and other actions by the Servicer in order to realize upon such a Receivable. The Servicer shall be entitled to recover its reasonable Liquidation Expenses with respect to each Defaulted Receivable. All Net Liquidation Proceeds realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section 5.02. The foregoing is subject to the proviso that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the Liquidation Proceeds of the related Receivable by an amount greater than the amount of such expenses.

         SECTION 4.05 Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the Standard Receivable or the Fixed Value Receivable.

         SECTION 4.06 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title, to grant to the Issuer a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Issuer for the purpose of perfecting the security interest of the Issuer in such Financed Vehicle and agrees that the Servicer's listing as the secured party on the certificate of title is in this capacity as agent of the Issuer.

         SECTION 4.07 Covenants of Servicer. The Servicer hereby agrees with and makes the following covenants to the Issuer on which the Issuer has relied in purchasing the Receivables and on which the Indenture Trustee will rely in undertaking the trusts set forth in the Indenture.

                 (a) Liens in Force. Except as contemplated by this Agreement, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Receivable.

                 (b) No Impairment. The Servicer shall do nothing to impair the rights of the Securityholders in the Receivables.

                 (c) No Amendments. Except as provided in Section 4.02, the Servicer shall not amend or otherwise modify any Receivable such that the total number of Scheduled Payments, the Amount Financed or the APR is altered or extends the maturity of such Receivable beyond the Final Scheduled Maturity Date.


         SECTION 4.08 Purchase of Receivables upon Breach. The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.06 or 4.07 that materially and adversely affects the interests of the Certificateholders in a Receivable, or if an improper extension, rescheduling or modification of a Receivable is made by the Servicer as described in Section 4.02, the party discovering such breach shall give prompt written notice to the others. As of the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of such breach (or, at the Servicer's election, the last day of the first Collection Period following the Collection Period in which it discovers or receives notice of such breach), the Servicer shall, unless such breach or impropriety shall have been cured in all material respects, purchase from the Trust such Receivable. In consideration of the purchase of any such Receivable, on the Business Day immediately preceding the related Distribution Date the Servicer shall remit the Administrative Purchase Payment to the Collection Account in the manner specified in Section 5.05, and shall be entitled to receive the Released Administrative Amount. Upon such deposit of the Administrative Purchase Payment, the Servicer shall for all purposes of this Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of such Receivable. The sole remedy of the Trustee, the Trust or the Certificateholders against the Servicer with respect to a breach pursuant to Section 4.02 or 4.07 shall be to require the Servicer to purchase the related Receivables pursuant to this Section, except as otherwise provided in Section 7.02. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section except as otherwise provided in Section 7.02. In connection with such repurchase, the Owner Trustee and Indenture Trustee shall take all steps necessary to effect a transfer of such Receivable to the Servicer as set forth in Section 9.01(d).

         SECTION 4.09 Servicing Fee and Expenses. As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Distribution Date, out of Available Interest, the Total Servicing Fee. The Basic Servicing Fee in respect of a Collection Period shall be calculated based on a 360-day year comprised of twelve 30-day months. Except to the extent otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of the Trustee and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Certificateholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Certificateholders).

         SECTION 4.10 Servicer's Certificate. On or before each Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, with a copy to each Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions to be made on the related Distribution Date pursuant to Sections
5.06 and 5.07 for the related Collection Period executed by the President or any Vice President or principal accounting officer of the Servicer substantially in the form attached hereto as Exhibit A (and setting forth such additional information as requested by the Trustee or any Rating Agency from time to time which information the Servicer is able to reasonably provide) and all information necessary for the Owner Trustee to send statements to Certificateholders and the Indenture Trustee to send statements to the Noteholders pursuant to the Trust Agreement or Indenture, as the case may be. The Servicer shall also specify therein, the identity of any Receivable that the Servicer or the Seller became obligated to repurchase or that the Servicer has determined to be a Defaulted Receivable during the related Collection Period. Receivables purchased or to be purchased by the Servicer or the Seller and Receivables that the Servicer has determined during such Collection Period to be Defaulted Receivables and with respect to which payment of the Administrative Purchase Payment or Warranty Purchase Payment has been provided from whatever source as of last day of such Collection Period shall be identified by the Seller's account number with respect to such Receivable (as specified in the Schedule of Receivables).

         SECTION 4.11  Annual Statement as to Compliance; Notice of Default.
(a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before December 31 of each year beginning with the December 31 that is at least six months after the Closing Date, an Officers' Certificate of the Servicer stating that (i) a review of the activities of the Servicer during the preceding 12-month period ended September 30 (or, if applicable, such shorter period in the case of the first such Officer's Certificate) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such Officer's Certificate and the report referred to in Section 4.12 to the Rating Agencies. A copy of such Officer's Certificate and the report referred to in Section 4.12 may be obtained by any Certificateholder, Certificate Owner, Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

         (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

         SECTION 4.12 Annual Accountants' Report. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer, the Seller or their Affiliates) to deliver to the Owner Trustee and the Indenture Trustee on or before December 31 of each year beginning with the December 31 that is at least six months after the Closing Date, a report or letter with respect to the preceding 12-month period ended September 30 (or, if applicable, such longer period in the case of the first such report or letter) to the effect that such accountants have reviewed certain records and documents relating to the servicing of the Receivables under this Agreement (using procedures specified in such report or letter) and as a result of such review, and in connection with such procedures, they are reporting such exceptions, if any, as shall be set forth therein. Such report or letter shall also indicate that the firm is independent with respect to the Issuer, the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.


         SECTION 4.13 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders and Noteholders reasonable access to the documentation regarding the
Receivables.   The Servicer will provide such access to any Securityholder only in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

         SECTION 4.14 Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder if each Rating Agency has received reasonable advance notice of the Servicer's intention to do so and has not notified the Servicer that such an appointment would or might result in the qualification, reduction or withdrawal of a rating then assigned by such rating Agency to any Class of Notes or to the Certificates; provided, however, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.

         SECTION 4.15 Amendments to Schedule of Receivables. If the Servicer, during a Collection Period, assigns to a Receivable an account number that differs from the original account number identifying such Receivable on the Schedule of Receivables, the Servicer shall deliver to the Issuer, the Owner Trustee and the Indenture Trustee, on or before the Distribution Date relating to such Collection Period, an amendment to the Schedule of Receivables reporting the newly assigned account number, together with the old account number of each such Receivable. The first such delivery of amendments to the Schedule of Receivables shall include monthly amendments reporting account numbers appearing on the Schedule of Receivables with the new account numbers assigned to such Receivables during any prior Collection Period.

                                   ARTICLE V

                          Distributions; Reserve Fund;
                Statements to Certificateholders and Noteholders

         SECTION 5.01  Establishment of Trust Accounts.

         (a) The Servicer on behalf of the Owner Trustee and the Indenture Trustee, shall establish the Accounts in the name of the Indenture Trustee for the benefit of the Securityholders. Except as otherwise provided in this Agreement, each Account shall be an account initially established with the Indenture Trustee and maintained with the Indenture Trustee so long as (i) the commercial paper or other short-term unsecured debt obligations of the Indenture Trustee have the Required Rating, or (ii) such Account is a segregated trust account located in the corporate trust department of the Indenture Trustee bearing a designation clearly indicating that the funds deposited therein (other than interest or investment earnings thereon) are held in trust for the benefit of the Securityholders, and the Indenture Trustee has a long-term deposit rating from Moody's (so long as Moody's is a Rating Agency) of at least Baa3 (or such lower rating as Moody's shall approve in writing) and corporate trust powers under applicable federal and state laws and is organized under the laws of the United States or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico. Except as otherwise provided in this Agreement, in the event that the Indenture Trustee no longer meets either of the foregoing requirements, then the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Accounts to be moved to a bank or trust company that satisfies either of such requirements.

         (b) For so long as the depository institution or trust company then maintaining the Accounts meets the requirements of Section 5.01(a)(i) or
(a)(ii), all amounts held in the Accounts shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed in writing by the Servicer, in Eligible Investments; otherwise such amounts shall be maintained in cash. Earnings on investment of funds in the Accounts (net of losses and investment expenses) shall be paid to the Servicer and any losses and investment expenses shall be charged against the funds on deposit in the related Account.

         (c) For so long as o is the Indenture Trustee and the Indenture Trustee is the Relevant Trustee, or o is the Owner Trustee and the Owner Trustee is the Relevant Trustee, the Accounts shall be maintained with the Relevant Trustee as described in clause (ii) of the second sentence of Section 5.01(a). In the event that (i) the long-term debt rating of the Relevant Trustee does not satisfy clause (ii) of the second sentence of Section 5.01(a) and clause (B) of the second sentence of Section 5.07(a)(i) or (ii) Moody's informs the parties hereto that the first sentence of this Section shall no longer be operative, the Servicer shall, with the assistance of the Relevant Trustee as necessary, cause
(1) the Collection Account and the Payahead Account to be moved to an institution or an account otherwise satisfying the requirements of Section 4.01(a), and (2) the Yield Maintenance

Account and the Reserve Fund to be moved to an institution or accounts otherwise satisfying the requirements of Section 5.07(a)(i).

         (d) Subject to the foregoing, the Servicer, on behalf of the Owner Trustee and the Indenture Trustee, shall establish and maintain as the Collection Account an Eligible Deposit Account in the name of and under the exclusive control of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders. On the Closing Date, the Owner Trustee will transfer, or cause to be transferred, to such Collection Account all funds or investments on deposit in the Collection Account established pursuant to the Trust Agreement for the benefit of the Certificateholders, and all of the proceeds thereof, and will transfer all of its right, title and interest in the Collection Account, all funds or investments held or to be held therein and all proceeds thereof, whether or not on behalf of the Certificateholders, to the Indenture Trustee for the benefit of the Noteholders and Certificateholders. The Indenture Trustee will be obligated to transfer all amounts remaining on deposit in the Collection Account on the Distribution Date on which the Notes of all Classes have been paid in full (or substantially all of the Trust Estate is otherwise released from the lien of the Indenture) to the Collection Account established pursuant to the Trust Agreement for the benefit of the Certificateholders, and to take all necessary or appropriate actions to transfer all of its right, title and interest in the Collection Account, all funds or investments held or to be held therein and all proceeds thereof, whether or not on behalf of the Noteholders and Certificateholders, to the Owner Trustee for the benefit of the Certificateholders, subject to the limitations set forth in the Indenture with respect to amounts held for distribution to Noteholders that do not promptly deliver Note for payment on such Distribution Date.

         (e) With respect to the Trust Account Property, the Owner Trustee agrees, by its acceptance hereof that, on the terms and conditions set forth in the Indenture, for so long as Notes of any Class remain outstanding, the Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding interest or investment income thereon payable to the Servicer), that all such funds and proceeds shall comprise part of the Trust Estate and that the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be and:

                 (i) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                 (ii) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section
        8-313(4) of the UCC) acting solely for the Indenture Trustee;

                 (iii) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph
         (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                 (iv) any Trust Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

                 (v) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer, Indenture Trustee or the Owner Trustee to carry out its respective duties hereunder or under the Indenture or the Trust Agreement, as the case may be.

         SECTION 5.02  Collections.   (a)  Except as otherwise provided in this
Agreement, the Servicer shall remit daily to the Collection Account all payments received by or on behalf of the Obligors on or in respect of the Receivables (other than, in the case of Precomputed Receivables, payments constituting Payments Ahead) and all Net Liquidation Proceeds within two Business Days after receipt thereof. Notwithstanding the foregoing, for so long as (i) TMCC is the Servicer, (ii) either (a) TMCC's short-term unsecured debt is rated P-1 by Moody's and A-1 by Standard & Poor's (so long as Moody's and Standard & Poor's are Rating Agencies), or (b) certain arrangements are made that are acceptable to the Rating Agencies and (iii) no Servicing Default or Event of Default shall have occurred and be continuing (collectively, the "Monthly Remittance Conditions"), the Servicer shall not be required to remit such collections to the Collection Account on the foregoing daily basis but shall be entitled to retain such collections, without segregation from its other funds, until the Business Day before each Distribution Date at which time the Servicer shall remit all such collections in respect of the related Collection Period to the Collection Account in immediately available funds. Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which any Monthly Remittance Condition ceases to be satisfied and for so long as any Monthly Remittance Conditions is not satisfied, all collections then held by the Servicer shall be immediately deposited into the Collection Account and all future collections on or in respect of the Receivables and all Net Liquidation Proceeds shall be remitted by the Servicer to the Collection Account on a daily basis within two Business Days after receipt thereof.

         (b) Except as otherwise provided in this Agreement, the Servicer shall deposit all Payments Ahead in the Collection Account within two Business Days after receipt thereof, which

Payments Ahead shall be transferred to the Payahead Account pursuant to Section 5.06(a)(ii). Notwithstanding the foregoing, so long as all Monthly Remittance Conditions are satisfied, the Servicer will not be required to deposit Payments Ahead in the Payahead Account within two Business Days after receipt thereof but shall be entitled to retain such Payments Ahead, without segregation from its other funds, until such time as the Servicer shall be required to remit Applied Payments Ahead to the Collection Account pursuant to Section 5.06(a)(ii). Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which any Monthly Remittance Condition ceases to be satisfied and for so long as all Monthly Remittance Conditions are not satisfied, all Payments Ahead then held by the Servicer shall be immediately deposited into the Payahead Account and all future Payments Ahead shall be remitted by the Servicer to the Payahead Account within two Business Days after receipt thereof.

         (c) The Servicer shall give the Owner Trustee, the Indenture Trustee and each Rating Agency written notice of the failure of any Monthly Remittance Condition (and any subsequent curing of a failed Monthly Remittance Condition) as soon as practical after the occurrence thereof. Notwithstanding the failure of any Monthly Remittance Condition, the Servicer may utilize an alternative collection or Payment Ahead remittance schedule (which may be the remittance schedule previously utilized prior to the failure of such Monthly Remittance Condition), if the Servicer provides to the Owner Trustee and Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the qualification, reduction or withdrawal of the rating then assigned to any Class of Notes or the Certificates.

         SECTION 5.03  Application of Collections.   As of the Business Day
immediately preceding the related Distribution Date, all collections for the related Collection Period shall be applied by the Servicer as follows:

         (a) With respect to each Receivable (other than an Administrative Receivable or a Warranty Receivable), payments made by or on behalf of the Obligor which are not Supplemental Servicing Fees shall be applied first to reimburse the Servicer for Outstanding Advances made with respect to such Receivable (each such payment, an "Overdue Payment"). Next, the amount of any payment in excess of Supplemental Servicing Fees and Outstanding Advances with respect to such Receivable shall be applied to the Scheduled Payment with respect to such Receivable. If the amount of such payment remaining after the applications described in the two preceding sentences (i) equals (together with any Deferred Prepayment) the unpaid principal balance of such Receivable, it shall be applied to prepay the principal balance of such Receivable, or (ii) is less than the unpaid principal balance of such Receivable, it shall constitute an Excess Payment with respect to such Receivable.

         (b) With respect to each Administrative Receivable and Warranty Receivable, payments made by or on behalf of the Obligor shall be applied in the same manner, except that any Released Administrative Amount or Released Warranty Amount shall be remitted to the Servicer or the Seller, as applicable. A Warranty Purchase Payment or an Administrative Purchase Payment shall be applied to reduce Outstanding Advances and such Warranty Purchase Payment or Administrative

Purchase Payment, as applicable, shall be applied to the Scheduled Payment, in each case to the extent that the payments by the Obligor shall be insufficient, and then to prepay the unpaid principal balance of such Receivable in full.

         SECTION 5.04  Advances.

         (a) As of the close of business on the last day of each Collection Period, if the payments by or on behalf of the Obligor on a Precomputed Receivable (other than an Administrative Receivable or a Warranty Receivable) after application under Section 5.03(a) shall be less than the Scheduled Payment (determined as of the Closing Date), whether as a result of any modification or extension granted to the Obligor or otherwise, then the Deferred Prepayment, if any, with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall, and such Deferred Prepayment shall be reduced accordingly. Subject to the provisions of the last sentence of this paragraph, the Servicer shall deposit an amount equal to such shortfall (each, a "Precomputed Advance") in the Collection Account on the Business Day immediately preceding the related Distribution Date. In addition, as of last day of a Collection Period, if the payments during such Collection Period by or on behalf of the Obligor on or in respect of a Simple Interest Receivable (other than an Administrative Receivable or a Warranty Receivable) after application under Section 5.03(a) shall be less than the Scheduled Payment (determined as of the Closing Date), whether as a result of any modification or extension granted to the Obligor or otherwise, then an amount equal to the product of the principal balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its Annual Percentage Rate minus the amount of interest actually received on such Receivable during the Collection Period (each, a "Simple Interest Advance") shall be deposited by the Servicer into the Collection Account on the Business Day immediately preceding the related Distribution Date. If such a calculation in respect of a Simple Interest Receivable results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of any Outstanding Advances in respect of Simple Interest Receivables. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of Outstanding Advances in respect of Simple Interest Receivables in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of such Outstanding Advances. No Advances will be made with respect to the Principal Balance of Simple Interest Receivables. The Servicer shall not be required to make an Advance (other than a Simple Interest Advance in respect of an interest shortfall arising from the Prepayment of a Simple Interest Receivable) to the extent that the Servicer, in its sole discretion, shall determine that such Advance is unlikely to be recovered from subsequent payments made by or on behalf of the related Obligor, Liquidation Proceeds, by the Administrative Purchase Payment or by the Warranty Purchase Payment with respect to such Receivable or otherwise.

         (b) The Servicer shall be entitled to reimbursement for Outstanding Advances, without interest, with respect to a Receivable from the following sources with respect to such Receivable: (i) subsequent payments made by or on behalf of the related Obligor, (ii) Liquidation Proceeds, (iii) the Administrative Purchase Payment, and (iv) the Warranty Purchase Payment; provided, however, that in the case of Advances made pursuant to Section 4.02, the Servicer shall be entitled to reimbursement only from amounts received in respect of such Receivable that are in excess of the amount of the Scheduled Payment in the related Collection Period.

         (c) To the extent that during any Collection Period any funds described above in Section 5.04(b) with respect to a Receivable as to which the Servicer previously has made an unreimbursed Advance are received by the Owner Trustee, Indenture Trustee or the Servicer, and the Servicer determines that any Outstanding Advances with respect to such Receivable are unlikely to be recovered from payments made on or with respect to such Receivable (each, a "Nonrecoverable Advance"), then, on the related Distribution Date, upon the Servicer providing the Seller, the Owner Trustee and the Indenture Trustee with an Officer's Certificate setting forth the basis for its determination of any such amount, the Relevant Trustee shall promptly remit to the Servicer (i) from Available Interest an amount equal to the portion of such Nonrecoverable Advance allocable to interest and (ii) from Available Principal an amount equal to the portion of such Nonrecoverable Advance allocable to principal, in each case without interest, in accordance with Section 5.06(c)(i). In lieu of causing the Relevant Trustee to remit any such amounts or the amounts described in clauses (i) through (iv) in Section 5.04(b), the Servicer may deduct such amounts from deposits otherwise to be made into the Collection Account.

         SECTION 5.05 Additional Deposits. The following additional deposits shall be made to the Collection Account: (i) the Seller shall remit the aggregate Warranty Purchase Payments with respect to Warranty Receivables pursuant to Section 4.07 or the amount required upon the optional termination of the Trust by the Seller or the Servicer, or any successor to the Servicer, pursuant to Section 9.01; (ii) the Servicer shall remit (A) the amount required to be remitted in respect of certain full Prepayments pursuant to Section 4.03,
(B) the aggregate Advances pursuant to Sections 4.02, 4.08 and 5.04(a), and (C) the aggregate Administrative Purchase Payments with respect to Administrative Receivables pursuant to Sections 3.02 and 4.08; and (iii) the Trustee shall transfer the Yield Maintenance Deposit from the Yield Maintenance Account to the Collection Account pursuant to Sections 5.06 and 5.08(b) (in assuring the availability therein of the related Available Interest) and shall transfer the amounts described in Sections 5.06 and 5.07(b) from the Reserve Fund to the Collection Account pursuant to Section 5.07(b).

         (b) All deposits required to be made pursuant to this Section by the Seller or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, no later than 5:00 P.M., New York City time, on the Business Day immediately preceding the related Distribution Date. At the direction of the Servicer, the Relevant Trustee shall invest such amounts in Eligible Investments maturing not later than [3:00 P.M.] New York City Time, on the related Distribution Date.

         SECTION 5.06  Distributions.

         (a) On each Distribution Date (or, if both the Accounts are not maintained by the Relevant

Trustee, on the Business Day immediately preceding each Distribution Date), the Relevant Trustee shall cause to be made the following transfers and distributions in immediately available funds in the amounts set forth in the Servicer's Certificate for such Distribution Date:

                 (i) from the Payahead Account (or directly from the Servicer in the case of Payments Ahead held by the Servicer pursuant to Section 5.02(b) or (c)) to the Collection Account, the aggregate Applied Payments Ahead; and

                 (ii) if the Servicer is not permitted to hold Payments Ahead pursuant to Section 5.02(b) or (c), from the Collection Account to the Payahead Account, the aggregate Payments Ahead for the related Collection Period.

         (b) On each Determination Date, the Servicer shall calculate the Available Interest, the Available Principal, the Noteholders' Distributable Amount, the Certificateholders' Distributable Amount, the amount to be distributed to Noteholders of each Class and the Certificateholders, and all other distributions, deposits and withdrawals to be made on the related Distribution Date.

         (c) The rights of the Certificateholders to receive distributions in respect of the Certificates shall be and hereby are subordinated to the rights of the Noteholders to receive distributions in respect of the Notes to the extent provided in this Section. On each Distribution Date, the Relevant Trustee shall make the following distributions from the Collection Account in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Distribution Date; provided, however, that except as otherwise provided in Sections 5.05(a) or 5.06(a), such distributions shall be made only from those funds deposited in the Collection Account for the related Collection Period:

                 (i) to the Servicer from Available Interest or Available Principal, any payments in respect of Nonrecoverable Advances required pursuant to Section 5.04(c);

                 (ii) to the Servicer, from Available Interest (after giving effect to any reduction in Available Interest described in clause (i) above), the Total Servicing Fee (including any unpaid Total Servicing Fees from one or more prior Collection Periods);

                 (iii) to the Noteholders, on a pro rata basis based on the Class A-1 Interest Distributable Amount, the Class A-2 Interest Distributable Amount and the Class A-3 Interest Distributable Amount, interest in an amount equal to the Noteholders' Interest Distributable Amount together with any unpaid Class A-1 Interest Carryover Shortfalls, Class A-2 Interest Carryover Shortfalls and Class A-3 Interest Carryover Shortfalls, such amounts to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) and (ii) above); provided that if such Available Interest is insufficient, the Noteholders will be entitled to receive such amount first, from the Certificateholders' Percentage of Available Principal and second, if such amounts are insufficient, from monies on deposit in the Reserve Fund;

                 (iv) to the Class A-1 Noteholders, an amount equal to the Noteholders' Principal Distributable Amount, and, on each Distribution Date prior to the Distribution Date in o, the Certificateholders' Principal Distributable Amount and any unpaid Class A-1 Principal Carryover Shortfall, such amount to be paid from Available Principal (as Available Principal has been reduced by reimbursing the Servicer for the principal component of any outstanding Advances and any reduction in Available Principal described in clause (iii) above); provided that if such Available Principal is insufficient, the Class A-1 Noteholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) to (iii) above) and second, if such amounts are insufficient, from monies on deposit in the Reserve Fund, until the principal amount of the Class A-1 Notes is reduced to zero;

                 (v) to the Class A-2 Noteholders, an amount equal to the Noteholders' Principal Distributable Amount and any unpaid Class A-2 Principal Carryover Shortfall, and, if the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero occurs prior to __________, 199_, then on such Distribution Date only, the Certificateholders' Principal Distribution Amount, such amount to be paid from Available Principal (as Available Principal has been reduced by reimbursing the Servicer for the principal component of any outstanding Advances and any reduction in Available Principal described in clauses (iii) and (iv) above); provided that if such Available Principal is insufficient, the Class A-2 Noteholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) to (iv) above) and second, if such amounts are insufficient, from monies on deposit in the Reserve Fund, until the principal amount of the Class A-2 Notes is reduced to zero;

                 (vi) to the Class A-3 Noteholders, an amount equal to the Noteholders' Principal Distributable Amount and any unpaid Class A-3 Principal Carryover Shortfall, such amount to be paid from Available Principal (as Available Principal has been reduced by reimbursing the Servicer for the principal component of any outstanding Advances and any reduction in Available Principal described in clauses (iii) to (v) above); provided that if such Available Principal is insufficient, the Class A-3 Noteholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) to (v) above) and second, if such amounts are insufficient, from monies on deposit in the Reserve Fund, until the principal amount of the Class A-3 Notes is reduced to zero;

                 (vii) to the Certificateholders, an amount equal to the Certificateholders' Interest Distributable Amount and any unpaid Certificateholders' Interest Carryover Shortfall, such amount to be paid from Available Interest (after giving effect to the reduction in Available Interest described in clauses (i) and (ii) above); provided that if such Available Interest is insufficient, the Certificateholders will be entitled to receive such amount from monies on deposit in the Reserve Fund; and

                 (viii) to the Certificateholders, an amount equal to the Certificateholders' Principal Distributable Amount and any unpaid Certificateholder Principal Carryover Shortfall, such amount to be paid from Available Principal (as Available Principal has been reduced by reimbursing the Servicer for the principal component of any outstanding Advances and any reduction in Available Principal described in clauses (iii) to (vi) above); provided that if such Available Principal is insufficient, the Certificateholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) to (vii) above) and second, if such amounts are insufficient, from monies on deposit in the Reserve Fund.

         (d) On each Distribution Date, the Relevant Trustee shall deposit any Excess Amounts into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance and shall distribute the remainder, if any, to the Seller.

         (e) Except with respect to the final payment upon retirement of a Note or Certificate, the Servicer shall on each Distribution Date instruct the Relevant Trustee to distribute to each Securityholder of record on the related Record Date by check mailed to such Securityholder at the address of such Holder appearing in the Certificate Register or Note Register, as the case may be, (or, if DTC, its nominee or a Clearing Agency is the relevant Holder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be distributed to such Securityholder pursuant to such Holder's Note or Certificate. With respect to the final payment upon retirement of a Note or Certificate, the Servicer shall on the relevant final Distribution Date instruct the Relevant Trustee to distribute the amounts due thereon only upon delivery for cancellation of the certificate representing such Note or Certificate in accordance with the Indenture or the Trust Agreement, as the case may be.

         SECTION 5.07  Reserve Fund.

                 (a) (i) In order to effectuate the subordination provided for herein and to assure that sufficient amounts to make required distributions to Noteholders and Certificateholders will be available, the Servicer shall establish and maintain with the Relevant Trustee a trust account: the "Reserve Fund" which will include the money and other property deposited and held therein pursuant to Section 5.06(d) and this Section. Except as otherwise provided in this Agreement, the Reserve Fund shall be a segregated trust account initially established and maintained as set forth in Section 4.01.

                 (ii) On or prior to the Closing Date, the Seller shall deposit an amount equal to the Reserve Fund Initial Deposit into the Reserve Fund. The Seller hereby acknowledges that the Reserve Fund Initial Deposit (and any investment earnings thereon) are assets of the Owner Trust Estate or the Trust Estate, as the case may be, subject to the Seller's right to amounts released therefrom as being in excess of the Specified Reserve Fund Balance on any Distribution Date or upon the termination of the trusts established under the Trust Agreement and the Indenture, and the Seller hereby agrees to treat the same as the assets (and earnings) of the Issuer for federal income tax and all other purposes. On each Distribution Date, Excess Amounts will be deposited into the Reserve Fund by the Relevant Trustee to the extent set forth in Section 5.06(d).

                 (iii) In order to give effect to the subordination provided for herein and to assure availability of the amounts maintained in the Reserve Fund, the Seller hereby sells, conveys and transfers to the Relevant Trustee, as collateral agent, and its successors and assigns, the Reserve Fund Initial Deposit and all proceeds thereof and hereby pledges to the Relevant Trustee as collateral agent, and its successors and assigns, all other amounts deposited in or credited to the Reserve Fund from time to time under this Agreement, all earnings and distributions thereon and proceeds thereof (other than the amounts to be released to the Seller as described in clause (ii) above) subject, however, to the limitations set forth below, and solely for the purpose of securing and providing for payment of the Noteholders' Distributable Amounts and Certificateholders' Distributable Amounts, together with any Interest Carryover Shortfalls and Principal Carryover Shortfalls, in accordance with Section 5.06 and this Section to have and to hold all the aforesaid property, rights and privileges unto the Relevant Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. The Issuer and the Owner Trustee hereby acknowledge such transfer and accept the trusts hereunder, and the Issuer and the Owner Trustee will not execute any Indenture unless the related Indenture Trustee thereunder acknowledges such transfer and accepts such trusts, and each of them shall hold and distribute the Reserve Fund in accordance with the terms and provisions of this Section.

         (b) Consistent with the limited purposes for which such trusts are granted, on each Distribution Date the amount on deposit in the Reserve Fund shall be available for, and applied to make, distributions as provided in
Section 4.06. In addition, on each Distribution Date on which the amount on deposit in the Reserve Fund (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance, the Trustee will distribute any remaining amounts to the Seller in its capacity as Owner without regard to its holding or beneficial ownership of any Certificates. Upon any such distribution to the Seller, the Issuer, Owner Trustee, Certificateholders, Indenture Trustee and Noteholders will have no further rights in, or claims to, such amounts.

         (c) Amounts held in the Reserve Fund shall be invested in the manner specified in Section 5.01(b). Such investments shall not be sold or disposed of prior to their maturity. All such investments shall be made in the name of the Relevant Trustee, its Financial Intermediary or its nominee, in either case as collateral agent, and all income and gain realized thereon shall be solely for the benefit of the Seller and shall be payable by the Relevant Trustee to the Seller in its capacity as Owner without regard to its holding or beneficial ownership of any Certificates on each Distribution Date. Realized losses, if any, on investment of the Reserve Fund shall be charged first against undistributed investment earnings attributable to the Reserve Fund and then against the Reserve Fund.

         (d) Effective upon Delivery of the Reserve Fund property in the form of Physical Property, book-entry securities or uncertificated securities, the Issuer or the Relevant Trustee, as the case may be, shall be deemed to have purchased such Reserve Fund property for value, in good faith and without notice of any adverse claim thereto.

         (e) Each of the Seller and the Servicer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or this Agreement) as may be determined to be necessary, in an Opinion of Counsel to the Seller delivered to the Relevant Trustee, in order to perfect the interests created by this Section and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Seller and/or the Servicer, as the case may be, shall:

                 (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the security interest of the Issuer or the Relevant Trustee, as the case may be; and

                 (ii) make the necessary filings of financing statements or amendments thereto within ten Business Days after the occurrence of any of the following: (1) any change in their respective corporate names or any trade names, (2) any change in the location of their respective chief executive offices or principal places of business and
         (3) any merger or consolidation or other change in their respective identities or corporate structures; and shall promptly notify the Relevant Trustee of any such filings.

         (f) Neither the Owner Trustee nor the Indenture Trustee shall enter into any subordination or intercreditor agreement with respect to the Reserve Fund.

         (g) Upon termination of the trusts created pursuant to the Indenture and the Trust Agreement, any amounts on deposit in the Reserve Fund, after payment of all amounts due to the Noteholders and Certificateholders, shall be paid to the Seller in its capacity as Owner without regard to its holding or beneficial ownership of any Certificates.

         SECTION 5.08  Yield Maintenance Account.

                 (a)(i) In order to assure that sufficient amounts to make required distributions of interest to Noteholders and Certificateholders will be available, the Servicer shall establish and maintain with the Relevant Trustee a trust account (the "Yield Maintenance Account") which will include the money and other property deposited and held therein pursuant to this Section. Except as otherwise provided in this Agreement, the Yield Maintenance Account shall be a segregated trust account initially established and maintained as set forth in Section 4.01.

                 (ii) On or prior to the Closing Date, the Seller [or third party] shall deposit an amount equal to the Yield Maintenance Account Initial Deposit into the Yield Maintenance Account. In addition, on each subsequent Distribution Date, the Seller [or third party] shall, pursuant to the Yield Maintenance Agreement [and the Collateral Security Agreement] deposit an amount equal to the Additional Yield Maintenance Amount into the Yield Maintenance Account. The Yield Maintenance Account shall be held by the Relevant Trustee for the benefit of the Holders of the Notes and Certificates. [The [Seller hereby acknowledges][third party, pursuant to the Collateral Security Agreement and the Yield Maintenance Agreement], has acknowledged] that the Yield Maintenance Account Initial Deposit, all Additional Yield Maintenance Amounts and any investment earnings thereon are owned directly by it, and the [Seller hereby agrees][third party has thereunder agreed] to treat the same as its assets (and earnings) for federal income tax and all other purposes.]

                 (iii) In order to assure availability of the amounts maintained in the Yield Maintenance Account, the [third party has, pursuant to the Yield Maintenance Agreement and the Collateral Security Agreement, sold, conveyed and transferred] [Seller hereby sells, conveys and transfers] to the Relevant Trustee, as collateral agent, and its successors and assigns, the Yield Maintenance Account Initial Deposit and all proceeds thereof and [pursuant to the Yield Maintenance Agreement and the Collateral Security Agreement has pledged][hereby pledges] to the Relevant Trustee as collateral agent, and its successors and assigns, all other amounts deposited in or credited to the Yield Maintenance Account from time to time under the Yield Maintenance Agreement, all earnings and distributions thereon and proceeds thereof (other than proceeds constituting interest or net investment earnings attributable to investment of the Yield Maintenance Account at the direction of the Servicer) subject, however, to the limitations set forth below, and solely for the purpose of securing and providing for payment of each Yield Maintenance Deposit comprising a portion of Available Interest to be distributed in accordance with Section 5.07 and this Section on any Distribution Date, to have and to hold all the aforesaid property, rights and privileges unto the Relevant Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms
         and provisions, set forth in this Section.   The Issuer and the Owner
         Trustee hereby acknowledge such transfer and accept the trusts hereunder, and the Issuer and the Owner Trustee will not execute any Indenture unless the related Indenture Trustee thereunder acknowledges such transfer and accepts such trusts, and each of them shall hold and distribute the Reserve Fund in accordance with the terms and provisions of this Section.

         (b) Consistent with the limited purposes for which such trust are granted, on each Distribution Date the amount of the related Yield Maintenance Deposit, to the extent amounts on deposit in the Yield Maintenance Account are sufficient therefor, shall be available for distribution as provided in Section
5.06 (in determining and distributing Available Interest) and, on each Distribution Date, if the amount on deposit in the Yield Maintenance Account (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Required Yield Maintenance Amount, the Indenture Trustee will distribute any remaining amounts to the Seller [or third party]. Upon any such distribution to the Seller [or third party], the Issuer, Owner

Trustee, Certificateholders, Indenture Trustee and Noteholders will have no further rights in, or claims to, such amounts.

         (c) Amounts held in the Yield Maintenance Account shall be invested in the manner specified in Section 5.01(b). Such investments shall not be sold or disposed of prior to their maturity. All such investments shall be made in the name of the Relevant Trustee, its Financial Intermediary or its nominee, in either case as collateral agent, and all income and gain realized thereon shall be solely for the benefit of the Seller (in its capacity as Owner without regard to its holding or beneficial ownership of any Certificates) [or third party] and shall be payable by the Relevant Trustee to the Seller (in its capacity as Owner without regard to its holding or beneficial ownership of any Certificates) [or third party] on each Distribution Date. Realized losses, if any, on investment of the Yield Maintenance Account shall be charged first against undistributed investment earnings attributable to the Yield Maintenance Account and then against the Yield Maintenance Account.

         (d) Effective upon Delivery of the Yield Maintenance Account property in the form of Physical Property, book-entry securities or uncertificated securities, the Issuer or the Relevant Trustee, as the case may be, shall be deemed to have purchased such Yield Maintenance Account property for value, in good faith and without notice of any adverse claim thereto.

         (e) Each of the Seller and the Servicer agrees [and, pursuant to the Yield Maintenance Agreement and the Collateral Security Agreement, the third party has agreed,] to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or this Agreement) as may be determined to be necessary, in an Opinion of Counsel to [the Seller] [the third party] delivered to the Relevant Trustee, in order to perfect the interests created by this Section and otherwise fully to effectuate the purposes, terms and conditions of this Section. The [third party][Seller and/or the Servicer], as the case may be, shall:

                 (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the security interest of the Issuer or the Relevant Trustee, as the case may be; and

                 (ii) make the necessary filings of financing statements or amendments thereto within ten Business Days after the occurrence of any of the following: (1) any change in their respective corporate names or any trade names, (2) any change in the location of their respective chief executive offices or principal places of business and
         (3) any merger or consolidation or other change in their respective identities or corporate structures; and shall promptly notify the Relevant Trustee of any such filings.

         (f) Neither the Owner Trustee nor the Indenture Trustee shall enter into any subordination or intercreditor agreement with respect to the Yield Maintenance Account.

         (g) Upon termination of the trusts created pursuant to the Indenture and the Trust Agreement, any amounts on deposit in the Yield Maintenance Account, after payment of all amounts due to the Noteholders and Certificateholders, shall be paid to the [Seller in its capacity as Owner without regard to its holding or beneficial ownership of any Certificates][third party].

         SECTION 5.09  Statements to Certificateholders and Noteholders.

         (a) On each Distribution Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with a copy to each Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date a statement substantially in the form of Exhibit XXX, setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

                 (i) the amount of the distribution allocable to principal in respect of each Class of Notes and the Certificates;

                 (ii) the amount of the distribution allocable to interest on or with respect to each Class of Notes and the Certificates;

                 (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                 (iv) the aggregate Outstanding Amount, the Outstanding Amount with respect to each Class of Notes and the Note Pool Factor, and the Certificate Balance and the Certificate Pool Factor, in each case after giving effect to all payments in respect of principal on such Distribution Date;

                 (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

                 (vi) the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate and the Pass Through Rate for the Interest Period relating to the succeeding Distribution Date;

                 (vii) the Interest Carryover Shortfall and Principal Carryover Shortfall, if any, with respect to each Class of Notes, and the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding Distribution Date;

                 (viii) the aggregate amount of Payments Ahead on deposit in the Payahead Account or held by the Servicer with respect to the related Receivables and the change in such amount from the immediately preceding Distribution Date;

                 (ix) the amount of Advances made in respect of the related Receivables and the related Collection Period and the amount of unreimbursed Advances on such Distribution Date; and

                 (x) the balance of any Reserve Fund and the Yield Maintenance Account on such Distribution Date, after giving effect to changes thereto on such Distribution Date and the amount of such changes.

         SECTION 5.10 Net Deposits. As an administrative convenience, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee may make any remittances pursuant to this Article net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders for all of the above described remittances and distributions as if all deposits, distributions and transfers were made individually.

                                   ARTICLE VI

                                   The Seller

         SECTION 6.01 Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Seller shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, corporate power, authority and legal right to acquire, own and sell the Receivables.

         (b) Due Qualification. The Seller shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

         (c) Power and Authority. The Seller shall have the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller shall have full corporate power and authority to sell and assign the property to be sold and assigned to and deposited as part of the Owner Trust Estate or Trust Estate, as the case may be, and shall have duly authorized such sale and assignment to the Issuer, the Owner Trustee or the Indenture Trustee, as the case may be, by all necessary corporate action; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Seller by all necessary corporate action.

         (d) Valid Sale; Binding Obligations. This Agreement shall evidence a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or by general equity principles.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement), nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Seller.

         (f) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Seller's knowledge, threatened, against or affecting the
Seller: (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, the Certificates or the Notes, (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement or the Indenture, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Certificates or the Notes, or (iv) relating to the Seller and which might adversely affect the federal income tax attributes of the Issuer, the Certificates or the Notes.

         SECTION 6.02 Corporate Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates (including the Issuer) will be conducted on an arm's length basis.

         SECTION 6.03 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement:

                 (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Issuer and the Servicer and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

                 (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Issuer, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

                 (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, in the case of the Owner Trustee, and in the Indenture contained, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

                 (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

         SECTION 6.04 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Seller shall have given 10 days' written notice to each Rating Agency of its intent or expectation to enter such transaction and neither Rating Agency shall have notified the Seller, the Owner Trustee or the Indenture Trustee that such transaction might or would cause it to reduce, withdraw or modify its then current rating of any Class of Notes or the Certificates and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

         SECTION 6.05 Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

         SECTION 6.06 Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided in any Basic Document.

                                  ARTICLE VII

                                  The Servicer

         SECTION 7.01 Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, if any, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Servicer shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, corporate power, authority and legal right to acquire, own and sell the Receivables.

         (b) Due Qualification. The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

         (c) Power and Authority. The Servicer shall have the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

         (d) Binding Obligations. This Agreement shall constitute a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or by general equity principles.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement), nor violate any law or, to the best of the

Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Servicer.

         (f) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Servicer's knowledge, threatened, against or affecting the
Servicer: (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, the Certificates or the Notes, (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement or the Indenture, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Certificates or the Notes, or (iv) relating to the Servicer and which might adversely affect the federal income tax attributes of the Issuer, the Certificates or the Notes.

         (g) No Insolvent Obligors. As of the Cutoff Date, no Obligor on a Receivable is indicated on the related Receivable File to be the subject of a bankruptcy proceeding.

         SECTION 7.02 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

         (a) The Servicer shall indemnify, defend and hold harmless the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders and any of the officers, directors, employees and agents of the Seller, the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

         (b) The Servicer shall indemnify, defend and hold harmless the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Seller, the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or is imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         For purposes of this Section, in the event of the termination of the rights and obligations of TMCC (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

         SECTION 7.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Servicer shall be a party or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii)the Servicer shall have given 10 days' written notice to each Rating Agency of its intent or expectation to enter such transaction and neither Rating Agency shall have notified the Seller, the Owner Trustee or the Indenture Trustee that such trasaction might or would cause it to reduce, withdraw or modify its then current rating of any Class of Notes or the Certificates, (iv) immediately after giving effect to such transaction, the successor to the Servicer shall become the Administrator under the Administration Agreement in accordance with
Section 8 of such Agreement and (v) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

         SECTION 7.04 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Seller, the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the parties to the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

         SECTION 7.05 TMCC Not To Resign as Servicer. Subject to the provisions of Section 7.03, TMCC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of TMCC shall be communicated to the Owner Trustee, the Indenture Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have (i) assumed the responsibilities and obligations of TMCC in accordance with Section 8.02 and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

                                  ARTICLE VIII

                                    Default

         SECTION 8.01 Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                 (a) any failure by the Servicer (or the Seller, so long as TMCC is the Servicer) to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment or to direct the Relevant Trustee to make any required distributions therefrom, which failure continues unremedied for a period of three Business Days after written notice of such failure is received (i) by the Servicer (or the Seller, so long as TMCC is the Servicer) from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer or (ii) to the Seller or the Servicer, as the case may be, and to the applicable Trustee and Indenture Trustee by the holders of Notes or Certificates evidencing not less than 25% of the sum of the Outstanding Amount and the Certificate Balance, acting together as a single class;

                 (b) failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in this Agreement, which failure shall materially and adversely affect the rights of Certificateholders or Noteholders and shall continue unremedied for a period of 90 days after the date on which written notice of such failure is received (i) by the Servicer (or the Seller, so long as TMCC is the Servicer) from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer or (ii) to the Seller or the Servicer, as the case may be, and to the applicable Trustee and Indenture Trustee by the holders of Notes or Certificates evidencing not less than 25% of the sum of the Outstanding Amount and the Certificate Balance, acting together as a single class; or

                 (c) the occurrence of an Insolvency Event with respect to the Seller, the Servicer or the Issuer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Outstanding Amount of the Notes (but excluding for purposes of such calculation and action all Securities held or beneficially owned by TMCC, TMCRC or any of their affiliates), by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under
Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the
Receivables and related documents, or otherwise.   The predecessor Servicer
shall cooperate with the Successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Accounts or the Reserve Fund or thereafter received with respect to the Receivables and all Payments Ahead that shall at that time be held by the predecessor Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Notwithstanding the foregoing, in the event the predecessor Servicer is the Trustee, the original Servicer hereunder shall reimburse the Trustee for all reasonable costs and expenses as described in the immediately preceding sentence. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

         SECTION 8.02  Appointment of Successor.

         (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

         (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

         SECTION 8.03 Repayment of Advances. If the Servicer shall resign or be terminated, the Servicer shall be entitled to receive reimbursement for Outstanding Advances pursuant to Sections 5.03 and 5.04 with respect to all Advances previously made thereby.

         SECTION 8.04 Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

         SECTION 8.05 Waiver of Past Defaults. The Holders of Notes evidencing not less than 51% of the Outstanding Amount of the Notes, or, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders, the Holders of Certificates evidencing not less than 51% of the Certificate Balance, in each case excluding for purposes of such calculation and action all

Securities held or beneficially owned by TMCC, TMCRC or any of their affiliates, may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE IX

                                  Termination

         SECTION 9.01  Optional Purchase of All Receivables.

         (a) On each Distribution Date following the last day of a Collection Period as of which the Pool Balance shall be less than the Optional Purchase Percentage (expressed as a seven-digit decimal figure) multiplied by the Original Pool Balance, the Seller or the Servicer, or any successor to the Servicer, shall have the option to purchase the corpus of the Owner Trust Estate; provided that the option to purchase provided in this Section shall not be exercised if the final distribution to Noteholders of any Class or Certificateholders would be less than the aggregate Outstanding Amount or Certificate Balance, as the case may be, plus the sum of (i) the Noteholders' Interest Distributable Amount for the related Distribution Date, (ii) any unpaid Interest Carryover Shortfall with respect to any Class of Notes, (iii) the Certificateholders' Interest Distributable Amount for the related Distribution Date and (iv) any unpaid Certificateholders' Interest Carryover Shortfall. To exercise such option, the Seller or the Servicer, or any successor to the Servicer, as the case may be, shall notify the Owner Trustee and the Indenture Trustee in writing, no later than the tenth day of the month preceding the month in which the Distribution Date as of which such purchase is to be effected and shall, on or before the Distribution Date on which such purchase is to occur, deposit pursuant to Section 5.06 in the Collection Account an amount equal to the aggregate Administrative Purchase Payments for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses to be incurred in connection with the recovery thereof), such value to be determined by an appraiser mutually agreed upon by the Seller, the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust Estate and the Owner Trust Estate. Notwithstanding the foregoing, if Moody's is a Rating Agency, the Seller or the Servicer, as the case may be, may not effect any such purchase if the long-term unsecured debt obligations of the related entity are rated less than Baa3, unless the Owner Trustee and Indenture Trustee shall have received an Opinion of Counsel that such purchase will not constitute a fraudulent conveyance, or Moody's is otherwise satisfied, as evidenced by written notice from Moody's to the Owner Trustee and the Indenture Trustee. Upon such deposit of the amount necessary to purchase the corpus of the Owner Trust Estate, the Servicer shall for all purposes of this Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of the Receivables. The payment shall be made in the manner specified in Section 5.06, and shall be distributed pursuant to Section 5.07. In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the Receivables pursuant to this Section, the party first notifying the Owner Trustee (based on the Owner Trustee's receipt of such notice) shall be permitted to purchase the Receivables.

         (b) Notice of any such purchase of the Owner Trust Estate shall be given by the Owner Trustee and the Indenture Trustee to each Securityholder as soon as practicable after their receipt of notice thereof from the Seller or the Servicer, as the case may be.

         (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.07(b) and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

         (d) Upon the repurchase of any Receivable by the Seller or the Servicer, pursuant to any provision hereof, the Owner Trustee on behalf of the Issuer and the Certificateholders, and the Indenture Trustee on behalf of the Noteholders, shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller, all right, title and interest of the Owner Trustee on behalf of the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof and the other property conveyed to the Issuer hereunder pursuant to Section 2.01 with respect to such Receivable, and all security and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own each such Receivable, and all such related security and documents, free of any further obligation to the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee or the Noteholders with respect thereto. The Owner Trustee and Indenture Trustee shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the Seller or the Servicer, as the case may be, to effect the conveyance of such Receivable pursuant to this Section. If in any enforcement suit or legal proceeding it is held that the Seller or Servicer may not enforce a repurchased Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee on behalf of the Issuer and the Certificateholders, and the Indenture Trustee on behalf of the Noteholders shall, at the written direction and expense of the Seller or Servicer, as the case may be, take such reasonable steps as the Owner Trustee or Indenture Trustee deems necessary to enforce the Receivable, including bringing suit in the name or names of the Issuer, Certificateholders or Noteholders.


                                   ARTICLE X

                                 Miscellaneous

         SECTION 10.01 Amendment. This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing not less than a 51% of the Outstanding Amount of the Notes, or in the case of any amendment which does not adversely affect the interests of the Indenture Trustee or such Noteholders, the holders of the Certificates evidencing not less than 51% of the Certificate Balance (but excluding for purposes all Certificates held or beneficially owned by TMCC, TMCRC or any of their affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of any Noteholders or Certificateholders or
(ii) reduce the aforesaid percentage of the Notes or Certificates required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in
Section 10.02. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION 10.02  Protection of Title to Trust.

         (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the

Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to any Receivable shall indicate clearly the interest of the Issuer, the Owner Trustee and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of these respective interests in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

         (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

         (h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

                 (A) promptly after the execution and delivery of this Agreement and, if required pursuant to Section 10.01, of each amendment hereto and on certain Distribution Dates as required by Sections 2.02(b)(2)(iv) and 2.05(b)(2)(x), an Opinion of Counsel stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) no such action shall be necessary to preserve and protect such interest, in each case also specifying any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest; and

                 (B) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the first Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) no such action shall be necessary to preserve and protect such interest.

         (j) The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

         SECTION 10.03 Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Toyota Motor Credit Corporation, 19001 S. Western Avenue, Torrance, Californian 90509, Attention of Secretary ((310) 718-4800),
(b) in the case of the Servicer, to Toyota Motor Credit Receivables Corporation, 19300 Gramercy Place, North Building, Attention of Secretary ((310) 787-1310), (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (d) in the case of the Indenture Trustee, at the Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (f) in the case of Standard & Poor's, to Standard &

Poor's Ratings Group, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (g) in the case of Fitch Investors Service, Inc., to One State Street Plaza, New York, N.Y. 10004, and
(h) in the case of Duff & Phelps Credit Rating Company, to 55 E. Monroe Street (35th Floor), Chicago, Illinois 60603; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 10.04 Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer. [Insert any caveats necessary regarding third party rights under the Yield Maintenance agreement or the Collateral Security Agreement.]

         SECTION 10.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 10.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 10.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 10.09 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 10.10 Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

         SECTION 10.11  Nonpetition Covenants.

         (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

         (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

         SECTION 10.12 Limitation of Liability of Owner Trustee and Indenture Trustee.

         (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.
For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by o, not in its individual capacity but solely as Indenture Trustee and in no event shall have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                  TOYOTA AUTO RECEIVABLES OWNERS TRUST 199_-_

                                  By:
                                     ----------------------------------------
                                  not in its individual capacity but solely as
                                  Owner Trustee on behalf of the Trust

                                  By:
                                     ----------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                             --------------------------------

                                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                  Seller

                                  By:
                                     ----------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                             --------------------------------

                                  TOYOTA MOTOR CREDIT CORPORATION, Servicer

                                  By:
                                     ----------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                             --------------------------------


ACKNOWLEDGED AND ACCEPTED AS OF
THE DAY AND YEAR FIRST ABOVE WRITTEN:

                       , not in its
- -----------------------
individual capacity but solely as Indenture Trustee

By:
   ----------------------------------------
    Name:
          --------------------------------
    Title:
          --------------------------------

                                   SCHEDULE A

                            Schedule of Receivables

           (To be Delivered to the Trust at Closing and supplemented on each Subsequent Transfer Date for Subsequent Receivables)

                                                                       EXHIBIT A

                         Form of Servicer's Certificate


                        TOYOTA AUTO RECEIVABLES _______
                                 GRANTOR TRUST

                             Servicer's Certificate
                          For the Month of _____, ____

Principal and Interest Collections
- ----------------------------------
Beginning Pool Balance                                                                         (1)$

Beginning Pool Factor [(1)/--]                                                                 (2)

Principal Collected                                                                            (3)$

Interest Collected                                                                             (4)$

Less: Beginning Purchased Accrued
     Interest Repaid                                                                           (5)

Plus: Purchased Accrued Interest --
     End of Collection Period                                                                  (6)

Net decrease/(increase) in Purchased
     Accrued Interest [(5)-(6)]                                                                (7)$

Plus: Non-Reimbursable Interest Payment                                                        (8)

Total Interest Received
     [(4)-(5)+(6)+(8)]                                                                         (9)$

Additional Deposits (4.07)
           (i)   Repurchase Amounts                                                           (10)
           (ii)  Liquidation Proceeds                                                         (11)

Total Additional Deposits                                                                     (12)$

Total Available Funds [(3)+(9)+(12)]                                                          (13)

                  TOYOTA AUTO RECEIVABLES ______ GRANTOR TRUST

                             Servicer's Certificate
                         For the Month of _____, _____

Distributions:
- -------------

                                                              Class A       Class B         Total
Class Percentage                                                       %           %        100.00%
                                                              ---------     -------

Pool Factor
                                                              ------------  ------------    ----------

      Beginning Pool Balance
- ------                                                        ------------  ------------    ----------

      Ending Pool Balance
- ------                                                        ------------  ------------    ----------

Collected Principal (3)
                                                              ------------  ------------    ----------

Collected Interest (9)
                                                              ------------  ------------    ----------

Defaulted Receivables (13)
                                                              ------------  ------------    ----------

Servicing Fee [(        /12)x(1)]                              (        )    (        )    (      )
                --------                                      ------------  ------------  ----------

Total Available Funds
                                                              ------------  ------------    ----------


Payments to Certificateholders
- ------------------------------

Monthly Principal Payment [(15)-(16)
                                                              ------------  ------------    ----------

Interest Distributable Amount
  [(15)x(  %/12]
         --                                                   ------------  ------------    ----------

  Total payments to Certificateholders
                                                              ------------  ------------    ----------

Amount due Class B but paid to
 Class A (subordination)
                                                              ------------  ------------    ----------

Class A Interest Carryover Shortfall
                                                              ------------  ------------    ----------

Class B Interest Carryover Shortfall
                                                              ------------  ------------    ----------

Class A Principal Carryover Shortfall
                                                              ------------  ------------    ----------

Class B Principal Carryover Shortfall
                                                              ------------  ------------  ----------

Amounts to be paid to the Seller
                                                              ------------  ------------    ----------

Payments from/(to) the
 Reserve Fund
                                                              ------------  ------------    ----------

Reserve Fund Balance
                                                              ------------  ------------    ----------

Specified Reserve Fund Balance
                                                              ------------  ------------    ----------

Yield Maintenance Amount
                                                              ------------  ------------  ----------

Required Yield Maintenance Amount
                                                              ------------  ------------    ----------

                  TOYOTA AUTO RECEIVABLES ______ GRANTOR TRUST

                             Servicer's Certificate
                         For the Month of ______, ____



Reconciliation of the Reserve Fund
- ----------------------------------
Beginning Reserve Fund Balance                                 (45)$

Reserve Fund Prior to Payments to Seller                       (48)$

Specified Reserve Fund Balance:                                (1)$
                                                               -------------

Required Amount                                                (49)

Amount of Excess Spread released [(48)-(49)]                   (50)

                  TOYOTA AUTO RECEIVABLES ______ GRANTOR TRUST

                             Servicer's Certificate
                        For the Month of ________, ____


Delinquent Accounts
- -------------------

Period of Delinquency                                             Units          Amount         Percent of Pool
    30 - 59 days                                                                                    $0.00%
    60 - 89 days                                                                                    0.00%
    90 days or more                                                                                 0.00% (A)
                                                                  -----          -----              -----
                                                                  Total          $                  0.00%
                                                                                  -----             -----

    Repossession Inventory                                                       $                        (B)
                                                                  -----           -----             -----

    Delinquency Percentage
          (less than 1.5%?) [(A)+(B)/(1)]                                                                 %
                                                                                                    -----



Realized Loss Analysis (Section 5.02)
- ----------------------
                                                                                                Quarter
                                                             Month       Month       Month       Total
Realized Losses/(Recoveries) (X)                             $           $           $           $

Beginning Pool Balance (mils) (Y)                            $           $           $           $

Realized Loss Percentage
(less than 1.5%?) [(X)/(Y)) *4]                                                                  _____%

Realized Losses Since Inception                                                                  $_____

Change in Realized Losses                                                                        $_____

Proceeds from Insurance and Dealer Repurchases
- ----------------------------------------------

Proceeds received during the month from
    physical damage insurance                                                                    $_____

    Proceeds received during the month from Dealer
          repurchase obligations relating to Defaulted
          Receivables                                                                            $_____